Execution Copy	Exhibit 10.17

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

January 12, 2017
Novan, Inc (as Licensor) and Sato Pharmaceutical Co., Ltd (as Licensee)
LICENSE AGREEMENT

ii

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

LICENSE AGREEMENT

This License Agreement is entered into by and between Novan, Inc., a Delaware corporation having an address at 4105 Hopson Road, Morrisville, North Carolina 27560, USA (“Novan”) and Sato Pharmaceutical Co., Ltd, a Japanese corporation having an address at 1-5-27, Moto-Akasaka, Minato-ku, Tokyo 107-0051, Japan (“Sato”).  Novan and Sato are also referred to individually as a “Party” and together as the “Parties”.

WITNESSETH THAT:

WHEREAS, Novan is developing a pharmaceutical product in the United States known as SB204 for the treatment of acne vulgaris, and owns or controls certain proprietary technology, know-how and information relating to such product; and

WHEREAS, Sato desires to obtain from Novan a license to develop and commercialize such product in Japan, and Novan desires to grant such license and option to Sato.

NOW, THEREFORE, it is agreed between the Parties as follows:

1.Definitions

The following terms as used in this Agreement (as hereinafter defined) shall have the meanings set forth in this Section (which meanings shall be applicable both to the singular and the plural forms of such terms):

1.1“Accountant” has the meaning set forth in Section 15.8.

1.2“Additional License Agreement” has the meaning set forth in Section 2.10(ii).

1.3“Additional Licensed Territories” shall mean China (including Hong Kong), South Korea, Taiwan, Singapore, Indonesia, Thailand, Philippines, Vietnam, Malaysia, Cambodia, Brunei, Myanmar, or Laos.

1.4“Affiliate” means with respect to each Party, any Person that directly or indirectly is controlled by, controls or is under common control with a Party.  For the purposes of this definition only, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as used with respect to a Person means (a) in the case of a corporate entity, direct or indirect ownership of voting securities entitled to cast at least fifty percent (50%) of the votes in the election of directors or (b) in the case of a non-corporate entity, direct or indirect ownership of at least fifty percent (50%) of the equity interests with the power to direct the management and policies of such entity; provided that, if local Laws restrict foreign ownership, control shall be established by direct or indirect ownership of the maximum ownership percentage that may, under such local Laws, be owned by foreign interests, but only if such lower percentage provides such Person with the power to direct the management and policies of such entity.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.5“Agreement” means this License Agreement, including all of its Annexes.

1.6“[***]” means the [***], and shall include [***]. Such [***] shall be in accordance with U.S. GAAP, consistently applied.  [***] shall not include [***].

1.7“Approved Label” means the label included in the Marketing Approval for the Licensed Product in the Licensed Field in the Licensed Territory.

1.8“Bankruptcy Laws” has the meaning set forth in Section 20.3.

1.9“Base Price” has the meaning set forth in Section 5.4.

1.10“Business Day” means a day other than Saturday, Sunday or any day on which commercial banks located in the State of North Carolina, U.S., or in Tokyo, Japan are authorized or obligated by Laws to close.

1.11“CEO” has the meaning set forth in Section 24.1.

1.12“Commercial Supply Agreement” has the meaning set forth in Section 5.4.

1.13“Commercially Reasonable Efforts” means, with respect to a Party’s obligation under this Agreement to develop, manufacture, commercialize or seek intellectual property protection for the Licensed Product, the level of efforts required to carry out such obligation in a sustained manner consistent with the efforts that a similarly situated company devotes to a product of similar market potential, profit potential, or strategic value at a similar stage in its development or product life within its portfolio.  For purposes of illustration, Commercially Reasonable Efforts requires, with respect to such an obligation, that a Party reasonably and in good faith:  (a) promptly assign responsibility for such obligation to specific employee(s) who are held accountable for progress and monitor such progress on an on-going basis, (b) set and seek to achieve reasonable objectives for carrying out such obligation, and (c) reasonably make and implement decisions and allocate resources designed to advance progress with respect to such objectives, all taking into account issues of available intellectual property coverage, safety and efficacy information, targeted product profile, the competitiveness of the marketplace, other technical, legal, scientific and/or medical factors and the pricing and reimbursement status for the relevant product.  In evaluating whether a Party has used Commercially Reasonable Efforts, due consideration will be given to any delays by the other Party in performing its obligations under this Agreement that adversely impact the first Party’s ability to perform its obligations under this Agreement.

1.14“Competing Product” means [***] product for [***].

1.15“Compound” means the substance known as NVN1000, which is the subject of Investigational New Drug Application [***].

1.16“Confidentiality Agreement” means that certain confidentiality agreement between Sato and Novan dated [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.17“Control” means possession of the ability to grant a license, sublicense or access as provided for under this Agreement without (a) violating the terms of any agreement or other arrangement with any Third Party or (b) increasing at any time the amount of any payments required under any such agreement or arrangement that is entered into after the Effective Date, provided that this subsection (b) shall not apply if the other Party elects in writing to be responsible for all such increased payments as provided in Section 2.9.

1.18“Conversion Rate” means the average conversion rate from JPY to USD during the [***] prior to the Effective Date, as published in The Wall Street Journal.

1.19“Cover”, “Covered” or “Covering” means, with reference to a Patent and a product, composition, article of manufacture, or method, that the manufacture, practice, use, offer for sale, sale or importation of the product, composition, article of manufacture, or method, would infringe a Valid Claim of such Patent in the country in which such activity occurs without a license thereto (or ownership thereof).

1.20“Damages” has the meaning set forth in Section 16.1.

1.21“Development Plan” has the meaning set forth in Section 4.2.

1.22“Dispute” has the meaning set forth in Section 24.1.

1.23“Drug Approval Application” means an application for Marketing Approval required before commercial sale or use of the Licensed Product as a drug in a regulatory jurisdiction or country.

1.24“Effective Date” means January 12, 2017.

1.25“[***]” has the meaning set forth in Section 2.3(v).

1.26“Election Time Period” has the meaning set forth in Section 16.3(i).

1.27“FCPA” has the meaning set forth in Section 10.3(iii).

1.28“First Commercial Sale” means the first arm’s length commercial sale of a Licensed Product by Sato or an Affiliate of Sato to a Third Party (including without limitation any final sale to a distributor or wholesaler under any non-conditional sale arrangement) in a country where Marketing Approval of such Licensed Product has been obtained by Sato or an Affiliate of Sato.

1.29“Force Majeure” has the meaning set forth in Section 21.1.

1.30“Fully Burdened Manufacturing Cost” means, as applicable to Study Materials manufactured by Novan or its Third Party supplier, Novan’s or its Affiliate’s cost of manufacturing such Study Material, which is equal to (a) [***] for the Study Material (or components thereof) made by Novan, [***], in each case for the manufacture of the Study Material, (b) [***], and (c) for Study Materials (or components thereof) made by Novan’s Third

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Party supplier, [***] to the extent such costs in (a) and (c) are [***]. Fully Burdened Manufacturing Cost shall be calculated in a manner consistent with U.S. GAAP, consistently applied.

1.31“Goods” means the Compound, Study Materials and/or the Licensed Product.

1.32“Government or Public Official” has the meaning set forth in Section 10.3(iii).

1.33“ICDR” has the meaning set forth in Section 24.1.

1.34“Improvement” means any [***].

1.35“Information” means all data, materials and documents necessary for the development or commercialization of the Licensed Product within the Licensed Field, including without limitation those relating to or comprising inventions; practices; methods; knowledge; know-how; skill; experience; compositions of matter; assays; medical, toxicological, pharmacological, pre-clinical, clinical and chemical data; specifications; medical uses; adverse reactions; formulations; bioanalytical metrics; analytical and quality control data and methods; and all proprietary information submitted to relevant Regulatory Authorities to support a Drug Approval Application for and Marketing Approval of the Licensed Product in the Licensed Field.

1.36“Indemnification Claim Notice” has the meaning set forth in Section 16.3(i).

1.37“Indemnified Party” has the meaning set forth in Section 16.3(i).

1.38“Indemnifying Party” has the meaning set forth in Section 16.3(i).

1.39“Invention” means any and all discoveries, developments, improvements, modifications, formulations, materials, compositions of matter, cell lines, processes, machines, manufactures and other inventions (whether patentable or not patentable) made in the course of activities performed under this Agreement by or on behalf of either Party or both Parties.

1.40“JNDA” has the meaning set forth in Section 3.1(i).

1.41“Joint Committee” or “JC” has the meaning set forth in Section 2.4(i).

1.42“Joint Inventions” has the meaning set forth in Section 7.2.

1.43“Joint Patent” has the meaning set forth in Section 7.4(iii).

1.44“JPY” means a Japanese yen.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.45“Law” means all applicable laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision, domestic or foreign.

1.46“Licensed Field” means the treatment of acne vulgaris in humans.

1.47“Licensed Product” means any topical finished dosage form that (i) contains the Compound and (ii) meets the Specifications or, subject to Section 4.3, the Modified Specifications.

1.48“Licensed Rights” means the rights granted by Novan to Sato pursuant to Section 2.1.

1.49“Licensed Territory” means Japan.

1.50“Licensee Efficacy Data” means Licensee Scientific Information relating to the efficacy of the Licensed Product, including, without limitation, [***] and [***].  For clarity, Licensee Efficacy Data excludes [***], including, without limitation, [***].

1.51“Licensee Scientific Information” means the Scientific Information [***] that is [***], that is [***].

1.52“Litigation Conditions” has the meaning set forth in Section 16.3(i).

1.53“Marketing Approval” means, with respect to a particular country or regulatory jurisdiction, all necessary authorizations and approvals by the Regulatory Authorities required to manufacture, use, import, market, distribute and promote the Licensed Product in the Licensed Field in such country or regulatory jurisdiction, including, but not limited to, any importation or manufacturing licenses, marketing authorization (health registration), labeling approval, and NHI Price and reimbursement approval, if applicable.

1.54“Marketing Exclusivity” means, with respect to the Licensed Territory, the period of data exclusivity as provided under local Laws during which Third Parties do not have the right, in connection with seeking or obtaining Marketing Approval of a pharmaceutical product that contains the same or substantially similar active ingredient(s) or the same active moiety(ies) as a Licensed Product, (i) to reference the Licensed Product’s clinical dossier without an express right of reference from the dossier holder, or (ii) to rely on previous Regulatory Authority determinations of safety and effectiveness with respect to the Licensed Product to support the submission, review or approval of a Drug Approval Application or similar regulatory submission filed with the applicable Regulatory Authority for such pharmaceutical product, as well as any other exclusivity periods available under local Laws (e.g. with respect to orphan drugs, new chemical entity exclusivity and pediatric exclusivity) during which Third Parties are prevented from filing or having accepted by Regulatory Authorities a Drug Approval Application for, or obtaining Marketing Approval of, a pharmaceutical product that contains the same or substantially similar active ingredient(s) or the same active moiety(ies) as a Licensed Product in the Licensed Field in the Licensed Territory.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.55“Modified Specifications” has the meaning set forth in Section 4.3.

1.56“Net Sales” means the gross amounts invoiced or otherwise billed by Sato or its Affiliates on account of sales or any other commercial disposition of the Licensed Product to Third Parties, including without limitation wholesalers, hospitals, distributors and/or other intermediate Third Parties, in the Licensed Territory (hereinafter the “Gross Sales”), less the following to the extent specifically related to the Licensed Product and actually allowed, incurred or paid during such period according to Japanese GAAP:

(i)[***] and [***], [***] and other [***] directly related to the sale to the extent applicable and not reimbursable, but [***];

(ii)amounts [***] or [***] (including without limitation [***] and [***]), [***], [***] or [***] with respect to the Licensed Product;

(iii)[***], [***], [***], [***] or [***] and [***] to the [***];

(iv)charges incurred in connection with the [***] or [***] of the Licensed Product, to the extent not deducted pursuant to subsection (i) or subsection (iii) above;

(v)[***] in connection with the Licensed Product (it being understood that “Net Sales” will include all amounts received for any [***]); and

(vi)[***] and [***] on account of the sale of the Licensed Product to the extent actually allowed and common within the pharmaceutical industry in the Licensed Territory;

provided that all of the foregoing deductions are incurred in the ordinary course and calculated in accordance with Japanese GAAP, consistently applied, during the applicable calculation period throughout the selling party’s organization.

All such discounts, allowances, credits, rebates, and other deductions granted for a range of products shall be fairly and equitably allocated to the Licensed Product and other products of Sato and its Affiliates such that the Licensed Product does not bear a disproportionate portion of such deductions.

1.57“[***]” means the [***] for [***] as approved by relevant Regulatory Authorities.

1.58“Novan Confidential Information” has the meaning set forth in Section 11.1(i).

1.59“Novan Indemnitees” has the meaning set forth in Section 16.2.

1.60“Novan Know-How” means Information that (i) is necessary for the development, manufacture, use, sale, offer for sale and/or importation of Licensed Product in the Licensed Field, and (ii) is within the Control of Novan during the Term of this Agreement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Notwithstanding anything herein to the contrary, Novan Know-How shall exclude Novan Patents, but shall include the Novan Scientific Information.

1.61“Novan License” has the meaning set forth in Section 2.3.

1.62“Novan Licensee” means any Third Party to which Novan has granted a sublicense or other rights under the Novan Patents or Novan Know-How for development or commercialization of the Licensed Product in the Licensed Field outside of the Licensed Territory.

1.63“Novan Patent” means a Patent which claims inventions necessary for the development, manufacture, use, sale, offer for sale and/or importation of Licensed Products within the Licensed Field, and that is Controlled by Novan during the Term of this Agreement, including without limitation Novan’s interest in any Joint Patents.  Novan Patents include without limitation the patents listed in Annex 2.

1.64“Novan Scientific Information” means such Scientific Information generated and/or compiled by or on behalf of Novan as of the Effective Date and listed in Annex 1 as well as Scientific Information generated and/or compiled by or on behalf of Novan that is Controlled by Novan during the Term of this Agreement, and that is necessary for the development, manufacture, use, sale, offer for sale and/or importation of Licensed Product in the Licensed Field.

1.65 “Novan Trademarks” means the trademarks set forth on Annex 4, as updated from time to time to reflect trademarks obtained by Novan for use with Licensed Products in the Licensed Field (excluding for clarity trademarks generally used by Novan in its business or for use with products that are not Licensed Products).

1.66“Option” has the meaning set forth in Section 2.10(i).

1.67“Option Exercise Fee” means [***].

1.68“Option Period” means the period starting on the date that is [***] and ending [***].

1.69“Patent” means (a) letters patent (or other equivalent legal instrument), including without limitation utility and design patents, and including without limitation any extension, substitution, registration, confirmation, reissue, re-examination or renewal thereof, (b) applications for letters patent, including without limitation a provisional application, non-provisional application, reissue application, a re-examination application, a continuation application, a continued prosecution application, a continuation-in-part application, a divisional application or any equivalent of the foregoing applications that is pending at any time during the Term of this Agreement before a government patent authority and (c) all foreign or international equivalents of any of the foregoing in any country.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.70“Patent Family” means any and all nonprovisionals, continuations, continuations-in-part, divisions, substitutions, extensions, reissues, reexaminations, and/or foreign counterparts of a Patent, all of which claim priority from a common Patent.

1.71“Patent Term Extensions” has the meaning set forth in Section 7.8.

1.72“Paying Party” has the meaning set forth in Section 15.6.

1.73“Person” means any individual, firm, corporation, partnership, limited liability company, trust, business trust, joint venture, governmental authority, association or other entity.

1.74“PMDA” means Japan’s Pharmaceuticals and Medical Devices Agency.

1.75“Product Infringement” has the meaning set forth in Section 7.5(ii)(a).

1.76“Prosecuting Party” has the meaning set forth in Section 7.4(iii).

1.77“Publications” has the meaning set forth in Section 11.3.

1.78“Recipient Party” has the meaning set forth in Section 15.6.

1.79“Regulatory Authority” means any national or supranational governmental authority, including without limitation the MHLW (i.e., the Japanese Ministry of Health, Labour and Welfare, or any successor agency thereto), or other governmental body that has responsibility in a given country or jurisdiction over the development, manufacture and/or commercialization of the Licensed Product.

1.80“Remaining Novan Patent” means [***].

1.81“Repeat Studies” has the meaning set forth in Section 4.4.

1.82“Rules” has the meaning set forth in Section 24.1.

1.83“Sales Report” means with respect to each calendar quarter a report detailing:

(i)the number and description of Licensed Products sold or otherwise disposed of;

(ii)the relevant Gross Sales in the Licensed Territory invoiced by Sato or its Affiliates to Third Parties, including wholesalers, hospitals or other intermediate Third Parties, indicating the breakdown of sales by each type of the Licensed Product;

(iii)the deductions from Gross Sales used to calculate Net Sales;

(iv)the Net Sales in the Licensed Territory;

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(v)the currency exchange rate used, if applicable; and

(vi)the sum of royalties due pursuant to Section 15.1.

1.84“Sato Confidential Information” has the meaning set forth in Section 12.1(i).

1.85“Sato Efficacy Data” means Sato Scientific Information relating to the efficacy of the Licensed Product, including, without limitation, all efficacy data and information included in all draft and final reports of any test, study or trial of Licensed Product.  For clarity, Sato Efficacy Data excludes Sato Scientific Information relating to the safety of the Licensed Product, including, without limitation, the safety data and information included in all draft and final reports of any test, study or trial of Licensed Product.

1.86“Sato Improvements” has the meaning set forth in Section 7.1.

1.87“Sato Indemnitees” has the meaning set forth in Section 16.1.

1.88“Sato Scientific Information” means the Scientific Information generated and/or compiled by or on behalf of Sato that is Controlled by Sato during the Term of this Agreement, that is necessary for the development, manufacture, use, sale, offer for sale and/or importation of Licensed Product in the Licensed Field.

1.89“Sato Know-How” means Information that (i) is necessary for the development, manufacture, use, sale, offer for sale and/or importation of Licensed Product in the Licensed Field, and (ii) is within the Control of Sato during the Term of this Agreement or thereafter (if Section 20.1 applies).  Notwithstanding anything herein to the contrary, Sato Know-How shall exclude Sato Patents, but shall include Sato Scientific Information.

1.90“Sato Patent” means a Patent that claims inventions necessary for the development, manufacture, use, sale, offer for sale and/or importation of Licensed Product within the Licensed Field, and that is Controlled by Sato during the Term of this Agreement or thereafter (if Section 20.1 applies), including without limitation Sato’s interest in any Joint Patents.

1.91“Sato Trademarks” has the meaning set forth in Section 8.1.

1.92“Scientific Information” means all Information relating to or comprising medical, toxicological, pharmacological, pre-clinical, clinical and chemical data; specifications; medical uses; adverse reactions; formulations; bioanalytical metrics; analytical and quality control data and methods; and all proprietary information submitted to relevant Regulatory Authorities to support a Drug Approval Application for and Marketing Approval of the Licensed Product in the Licensed Field in any country of the world.

1.93“Sole Inventions” has the meaning set forth in Section 7.2.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.94“Specifications” means the specifications set forth in Annex 3 or, if applicable, the Modified Specifications.

1.95“Study Materials” means any supplies of Licensed Product as well as placebos for use in developing the Licensed Product in the Licensed Field.

1.96“Term” shall have the meaning set forth in Section 18.1.

1.97“Third Party” means any person or corporation or unincorporated body other than Novan and Sato and their respective Affiliates, including, without being limited to, governmental bodies and authorities.

1.98“Third-Party Licensee” has the meaning set forth in Section 2.10(i).

1.99“Third-Party Territory” has the meaning set forth in Section 2.10(i).

1.100“Trademark Infringement” has the meaning set forth in Section 8.2(v).

1.101“UNC” means The University of North Carolina at Chapel Hill.

1.102“UNC IP” has the meaning set forth in Section 2.7.

1.103“UNC License Agreement” means that certain Amended, Restated and Consolidated License Agreement between Novan and UNC with an effective date of June 27, 2012 and as amended on November 30, 2012 and April 12, 2016, and as may be further amended from time to time.

1.104“USD” means a United States Dollar.

1.105“U.S.” means the United States of America, its territories and possessions.

1.106“Valid Claim” means, for a country, a claim of an issued and unexpired Patent, or a Patent application filed in good faith, in each case, that is within the Novan Patents (including the Joint Patents), and that has not been held unpatentable, invalid, or unenforceable by a final unappealable decision of a court or other government agency of competent jurisdiction, in an unappealed or unappealable decision, admitted to be invalid or unenforceable through reissue, re-examination, disclaimer, or otherwise.

1.107“Withholding Taxes” has the meaning set forth in Section 15.6.

2.Grant of License; Right of First Negotiation

2.1License Grant to Sato.  Subject to the terms and conditions of this Agreement, Novan hereby grants to Sato, and Sato accepts, an exclusive, royalty-bearing, non-transferable (except pursuant to Section 22.1) right and license under Novan Know-How and Novan Patents, with the right to grant sublicenses solely with Novan’s prior written consent (not to be unreasonably withheld, delayed or conditioned), to develop, manufacture (but excluding

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

the manufacture of Compound as set forth in Section 5.4), use, sell, offer for sale, import, market, distribute and promote the Licensed Product in the Licensed Field and in the Licensed Territory.  For clarity, the license granted under this Section 2.1 does not grant Sato any right to manufacture or have manufactured the Compound, or any right to use, sell, offer for sale or import the Compound except in connection with the development, manufacture or commercialization of Licensed Product in the Licensed Field in the Licensed Territory.

2.2No Practice of Novan Patents and Novan Know-How Outside Scope of License.  Sato shall not, directly or through its Affiliates or sublicensees, practice the Novan Patents and Novan Know-How outside the scope of the license granted to it in Section 2.1.

2.3License Grant to Novan.  Subject to the terms and conditions of this Agreement, Sato hereby grants to Novan and Novan accepts, an exclusive, fully paid-up, royalty-free, non-transferable (except pursuant to Section 22.1) right and license under Sato Know-How and Sato Patents, with the right to, subject to Sections 2.3(i) through 2.3(vii), grant sublicenses through multiple tiers of sublicensees, develop, manufacture, use, sell, offer for sale, import, market, distribute and promote the Licensed Product in the Licensed Field outside the Licensed Territory and within the Licensed Territory to manufacture Goods for sale outside the Licensed Territory (the “Novan License”).

Each agreement between Novan and a sublicensee, or between Novan’s sublicensees and their further sublicensees, granting a sublicense under the Novan License:

(i)shall be in writing and subject and subordinate to, and consistent with, the terms and conditions of this Agreement;

(ii)shall not diminish, reduce or eliminate any of Novan’s obligations under this Agreement;

(iii)shall require the sublicensee(s) to comply with all applicable terms of this Agreement;

(iv)shall require further sublicensing to be done only on terms consistent with this Section 2.3, with Novan being responsible for the performance of each such sublicensee and ensuring that each sublicensee complies with all relevant provisions of this Agreement;

(v)for any sublicense to a Third Party, shall provide that such sublicense [***], including, without limitation, the [***] unless and until either (a) [***], or (b) [***];

(vi)for any sublicense to a Third Party, shall provide that [***], provided that the Novan Know-How shall include all Information [***] with respect to the Licensed Product; and

(vii)if Novan grants to any Third Party a sublicense under the license granted to Novan in this Section 2.3 or in Section 7.4(iii), other than with respect to [***] or with

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

respect to safety data (which is to be made available as set forth in Section 2.3(vi)), [***] based on (a) [***], (b) [***], and (c) [***].

2.4Joint Committee.

(i)Membership.  Within [***] after the Effective Date, each Party shall appoint three (3) of its senior employees with appropriate expertise related to the then-ongoing activities in connection with Licensed Product in the Licensed Field to serve on the Joint Committee (“JC”).  Each Party may replace its JC representatives by written notice to the other Party.  For the first [***] following the Effective Date, a JC member appointed by Novan shall serve as chairperson of the JC.  In each subsequent year commencing upon an anniversary of the Effective Date, the chairperson shall be appointed by the Party that did not appoint the chairperson for the immediately preceding year.

(ii)Responsibilities.  The JC shall oversee the research, development, and commercialization of the Licensed Products in the Licensed Territory.  In particular, the JC shall:

(a)coordinate the Parties’ communications and exchange of Scientific Information and data regarding development and marketing activities pursuant to the Agreement as further specified in Articles 3, 4, 6, 7 and 9;

(b)review and serve as a forum for discussing the Development Plan and review and approve amendments thereto;

(c)review and approve any proposed changes to the Specifications for Licensed Products in the Licensed Territory in the Licensed Field; and

(d)perform such other functions as are set forth herein or as the Parties may mutually agree in writing, except where in conflict with any provision of this Agreement.

(iii)JC Meetings.  The JC shall meet at least once every [***] prior to the First Commercial Sale of the Licensed Product in the Licensed Field in the Licensed Territory and at least [***] every year thereafter, in each case at times mutually agreed upon by the Parties.  At least [***] of such meetings per calendar year shall be held in person, and all other such meetings may be held by teleconference or videoconference.  The location of the meetings of the JC to be held in person shall be agreed upon by the Parties.  Each Party shall bear all the expenses of its representatives on the JC.

(iv)JC Decision-Making.  The JC shall operate by unanimous consent of its members.  Any disagreement between the representatives of the Parties on the JC as to matters within the JC’s jurisdiction that remain unresolved for [***] shall, at the election of either Party’s JC members, be submitted to the Parties’ designated officers for resolution in accordance with Section 24.1.  The JC shall not have the power to amend or waive compliance with this Agreement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(v)JC Meeting Agendas.  The JC chairperson shall be responsible for preparing and circulating an agenda in advance of each meeting of the JC, and preparing and issuing minutes of each meeting within [***] thereafter.  Such minutes will not be finalized until both Parties’ representatives on the JC review and confirm the accuracy of such minutes in writing.  Sato shall provide a summary of its technical and other efforts made towards the First Commercial Sale of the Licensed Product in the Licensed Field in the Licensed Territory at each meeting of the JC and shall provide the JC with any updates that have occurred since the last meeting.  Each Party will disclose to the other Party any other proposed agenda items along with appropriate information at least [***] in advance of each meeting of the JC; provided that, under exigent circumstances requiring the JC’s input, a Party may provide its agenda items to the other Party within a lesser period of time in advance of the meeting so long as such other Party consents to such later addition of such agenda items for such JC meeting.

(vi)Disbandment.  The JC shall continue to exist until the first to occur of (1) the Parties mutually agreeing in writing to disband the JC or (2) the expiration or termination of this Agreement.

2.5No Other Licenses.  Neither Party grants to the other Party any rights, licenses or covenants in or to any intellectual property, whether by implication, estoppel, or otherwise, other than the license rights that are expressly granted under this Agreement.

2.6Retained Rights.  Novan will at all times retain the exclusive and absolute right to practice and license the Novan Know-How and Novan Patents for any and all uses outside of the Licensed Field in the Licensed Territory, and for all uses outside the Licensed Territory.

2.7Upstream Agreement.  Sato hereby acknowledges and agrees that all licenses granted by Novan under this Article 2, to the extent they constitute sublicenses under intellectual property rights owned or controlled by UNC and licensed to Novan under the UNC License Agreement (the “UNC IP”), are subject to the limitations set forth in, and other relevant terms and conditions of, the UNC License Agreement.

2.8Non-Compete.  During the Term of this Agreement, Sato and its Affiliates shall not, directly or indirectly (by itself or with or through any Third Party), conduct outside the scope of this Agreement any commercialization of any Competing Product in the Licensed Territory.

2.9Third-Party Information, Scientific Information or Patents.  If, after the Effective Date, either Party enters into an agreement or other arrangement to obtain a license or other rights to or under Information or Patents that are owned or controlled by a Third Party and that would, solely but for the operation of Section 1.17, in the case of Novan be included in the Novan Know-How or Novan Patents or, in the case of Sato, be Sato Know-How or Sato Patents, then the Party obtaining such license or rights shall promptly notify the other Party and shall specify in such notice the type and amount of payments that would be due to such Third Party by reason of the practice or use of, or access to, such Information or Patents by the other Party pursuant to the license set forth in Section 2.1 or 2.3, as applicable (but not by reason of the

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practice or use of, or access to, such Information or Patents outside the scope of such license).  The Party receiving such notice may elect in writing to bear the responsibility for such additional payments, and upon such receiving Party’s written election to bear such responsibility, the Information, Scientific Information, or Patents as applicable, shall thereafter be deemed “Controlled” by the Party originally obtaining such license or rights (notwithstanding Section 1.17), and shall be subject to the license under Section 2.1 or 2.3, as applicable.

2.10Exclusivity Period; Exclusive Option for Negotiation of Additional Licensed Territories.

(i)Option.  Subject to the terms and conditions of this Agreement, Novan hereby grants to Sato the exclusive option to elect by written notice to Novan during the Option Period to negotiate to acquire an exclusive license under Novan Know-How and Novan Patents, with the right to grant sublicenses solely with Novan’s prior written consent (not to be unreasonably withheld, delayed or conditioned), to develop (including to obtain relevant Marketing Approvals), manufacture, use, sell, offer for sale, import, market, distribute and promote the Licensed Product in the Licensed Field in one or more countries in the Additional Licensed Territories (the “Option”).  In consideration for the grant of the Option, Sato shall pay to Novan the Option Exercise Fee within [***] after [***].  For clarity, prior to the Option Period, Novan shall retain the right to license the Novan Know-How and Novan Patents to a Third Party (a “Third-Party Licensee”) to develop, manufacture, use, sell, offer for sale, import, market, distribute and promote the Licensed Product in the Licensed Field in one or more countries in the Additional Licensed Territories (the “Third-Party Territory”).  In the event Novan enters into such an agreement with a Third-Party Licensee, Sato’s Option hereunder shall not be exercisable with respect to that Third-Party Territory.

(ii)Exercise of Option.  Subject to Section 2.10(i), Sato may, in its sole discretion, exercise the Option at any time during the Option Period by written notice of such exercise to Novan prior to the expiration of the Option Period.  If Sato so exercises the Option, the Parties shall negotiate in good faith until the expiration of the Option Period or until the Parties enter into the Additional License Agreement, whichever is earlier, the terms pursuant to which Sato would obtain an exclusive license to develop and commercialize the Licensed Product in the Licensed Field in the Additional Licensed Territories (excluding the Third-Party Territory) (such license, the “Additional License Agreement”).  If the Parties do not enter into an Additional License Agreement within the Option Period, then Novan shall be free to grant such rights to one or more Third Parties with no further obligation to Sato.

3.Diligence

3.1Diligence of Sato.  Sato shall (a) use Commercially Reasonable Efforts to develop the Licensed Product in the Licensed Field in the Licensed Territory in accordance with the Development Plan, and (b) shall develop the Licensed Product in the Licensed Field in the Licensed Territory in accordance with the requirements of this Agreement and in conformity with all applicable Laws.  Sato’s obligations under this Section 3.1 shall include, but not be limited to, the following:

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(i)using Commercially Reasonable Efforts to submit a New Drug Application for the Licensed Product in the Licensed Field with the PMDA (a “JNDA”) as soon as reasonably practical after the Effective Date; and

(ii)using Commercially Reasonable Efforts to obtain, and once obtained, to maintain, Marketing Approval for the Licensed Product in the Licensed Field in the Licensed Territory.

3.2Diligence of Novan. Novan shall use Commercially Reasonable Efforts to obtain Marketing Approval for the Licensed Product in the Licensed Field in the U.S. Novan shall also use Commercially Reasonable Efforts to provide Sato, at Sato’s request, with reasonable assistance, [***], relating to Sato’s development of the Licensed Product and obtainment of Marketing Approvals for the Licensed Product in the Licensed Field in the Licensed Territory; provided that if the assistance required by Sato pursuant to the immediately preceding sentence requires [***], then Novan shall be obligated to [***].

4.DEVELOPMENT and COMMERCIALIZATION OF LICENSED PRODUCT

4.1PMDA Consultation.  Within [***] after Sato’s receipt of Novan Scientific Information pursuant to Section 6.1, Sato shall use Commercially Reasonable Efforts to visit and start consultation with PMDA with respect to development of and obtainment of the Marketing Approval for the Licensed Product in the Licensed Field in the Licensed Territory.  Novan shall, at Sato’s request, reasonably cooperate with Sato in such PMDA consultation (including but not limited to by attending such PMDA consultation) at Novan’s expense.

4.2Development Plan.  Within [***] after the completion of the PMDA consultation described in Section 4.1, Sato shall submit a development plan (“Development Plan”) to the JC for review and approval.  The Development Plan shall, at all times, contain (a) detailed plans of Sato’s studies to support obtaining or maintaining Marketing Approval of the Licensed Product in the Licensed Field in the Licensed Territory, including study designs, CMC/process development protocols, summaries of nonclinical study protocols, and summaries of clinical study protocols, summaries of post-approval study protocols; and (b) a detailed timeline for achieving each key milestone in the development of the Licensed Product in the Licensed Field in the Licensed Territory and target dates for regulatory submissions to a Regulatory Authority with respect to the Licensed Product in the Licensed Field.  The Development Plan shall be reviewed [***] after the first submission by Sato to Novan, and any material amendment to the Development Plan shall be subject to the JC’s prior written approval, which approval shall not be unreasonably withheld.

4.3Modified Specifications.  Sato may propose modifications to the Specifications for the Licensed Product in the Licensed Field.  The JC shall discuss any such proposed modifications and the bases therefor.  If the JC approves such modification, then the Specifications shall be updated as approved by the JC (“Modified Specifications”).  For clarity, Novan shall have no obligation to modify the specifications for Licensed Product in the Licensed

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Field outside the Licensed Territory if any Modified Specifications are adopted for the Licensed Product in the Licensed Field in the Licensed Territory.

4.4JNDA.  During the Term, Sato will be responsible for conducting all activities necessary to support the submission of the JNDA.  Sato will submit the JNDA utilizing pre-clinical information included in the Novan Scientific Information.  In the event that the PMDA determines, as documented in official, written correspondence with Sato,  that the applicable Pre-Clinical Studies are not sufficient for approval of the JNDA, then the JC shall decide whether the applicable Pre-Clinical Studies should be repeated.  If the JC determines that such Pre-Clinical Studies should be repeated (such repeated Pre-Clinical Studies, the “Repeat Studies”), Novan shall perform such Repeat Studies at Novan’s expense, provided that in no event shall Novan be required to spend more than one million ($1,000,000) USD with regard to all Repeat Studies in the aggregate.  Sato agrees that Novan owns the data and results of any such Repeat Study.  Other studies for Licensed Product in the Licensed Field, including the implementation of, cost sharing for, and ownership of data resulting from such studies, shall be discussed by the JC.  Novan may, at its discretion, elect to participate in the funding and conduct of any such studies.

4.5Costs.  Sato shall have full responsibility for all development and commercialization activities for the Licensed Product in the Licensed Field in the Licensed Territory, including, without limitation, all activities in Sections 4.4 and 4.7, at Sato’s expense (unless otherwise provided in this Agreement) and risk and in accordance with the terms of this Agreement and in conformity with all applicable Laws.

4.6Marketing.  Sato shall commence the marketing of the Licensed Product in the Licensed Field under either the Novan Trademark or another trademark selected and owned or Controlled by Sato, as Sato in its sole discretion shall decide and as set forth in Article 8, in the Licensed Territory within [***] after the first [***] of the Licensed Product in the Licensed Field is listed.  Sato shall notify Novan promptly of the date of First Commercial Sale of the Licensed Product in the Licensed Field in the Licensed Territory.

4.7Launch.  After receiving Marketing Approval of the Licensed Product in the Licensed Field in the Licensed Territory, Sato shall use Commercially Reasonable Efforts to market, sell and promote the Licensed Product in the Licensed Field in the Licensed Territory.

Specifically, and without limiting any of Sato’s obligations under Sections 4.6 or 4.7, Sato shall (a) launch commercially a Licensed Product in the Licensed Field in the Licensed Territory no later than [***] after receipt of Marketing Approval for such Licensed Product in the Licensed Field in the Licensed Territory, and (b) not withdraw a Licensed Product from sale or abandon for more than [***] the sale of a Licensed Product, provided that Sato shall not be in breach of the foregoing obligations to the extent that Sato’s failure to launch or abandonment of the Licensed Product as described above results from a [***], as applicable, including without limitation if [***], and further provided that to the extent that Section 21.1 applies to prevent Sato from complying with its obligations under this Section 4.7, then Sato shall not be deemed in breach of this Section 4.7 and the Parties shall have the rights and obligations set forth in Section 21.1.

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4.8Communications.  The JC will coordinate communications regarding certain aspects of the Parties’ marketing efforts for Licensed Product in the Licensed Field as follows.  Through the JC:

(i)Novan shall share with Sato [***] any and all of the marketing information in the Control of Novan with respect to the Licensed Product in the Licensed Field, including without limitation, complete promotion plans and strategies, as well as all promotional and sales materials used for the launch and marketing of the Licensed Product in the Licensed Field outside the Licensed Territory.

(ii)Sato shall share with Novan [***] any and all of marketing information in the Control of Sato with respect to Licensed Product in the Licensed Field, including without limitation, complete promotion plans and strategies, as well as all promotional and sales activities and materials used for the launch and marketing of the Licensed Product in the Licensed Field in the Licensed Territory.

4.9Approvals.  Sato shall (i) use Commercially Reasonable Efforts not to abandon or allow to lapse any Drug Approval Application for a Licensed Product in the Licensed Field in the Licensed Territory, and (ii) not abandon or allow to lapse any Marketing Approval for the Licensed Product in the Licensed Field in the Licensed Territory.

5.Manufacturing & Supply

5.1Development Supply.  Novan shall, by itself or through its Third Party contract manufacturer, supply to Sato, and Sato shall purchase from Novan, all quantities of Study Materials required by Sato to develop the Licensed Product in the Licensed Field in the Licensed Territory.

5.2Pricing.  Sato will purchase the Study Materials at a price equal to the Fully Burdened Manufacturing Cost thereof.  The other terms concerning sales and purchase of the Study Material shall be separately determined after the completion of the PMDA consultation pursuant to Section 4.1 and set forth in a clinical supply agreement between the Parties.

5.3Payment.  Novan will invoice Sato for each delivery of Study Materials.  Payment is due [***] after the date of receipt of invoice by Sato.  All payments under this Section 5.3 shall be made in USD.

5.4Commercial Supply.  Within [***] after the conclusion of the PMDA consultation described in Section 4.1, the Parties shall commence negotiations of a commercial supply agreement that shall govern Novan’s supply of Compound to Sato for Sato’s manufacture of the Licensed Product (the “Commercial Supply Agreement”).  The Parties shall use Commercially Reasonable Efforts to conclude negotiations of such Commercial Supply Agreement within [***] after they commence such negotiations.  Both Parties understand that the Commercial Supply Agreement shall be modified, if necessary,  consistent with the conditions of the Marketing Approval in the Licensed Territory. Pursuant to the Commercial Supply Agreement, Novan shall be obligated, by itself or through its Third Party contract

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manufacturer, to supply to Sato, and Sato shall be required to purchase Compound at a price [***] equal to [***] of Licensed Product in the Licensed Territory, provided that such price per gram shall not be less than an amount equal to the Base Price (as defined below).  The “Base Price” shall mean the USD value of [***] of Compound supplied, calculated using the Conversion Rate.  For example, if [***] of Licensed Product in the Licensed Territory is [***], then Sato shall be required to purchase Compound at a price [***] of [***], provided that such price [***] is not less than an amount equal to the Base Price at the time such payment is due.  All payments under the Commercial Supply Agreement shall be made in JPY.

5.5Negotiations for Supply of Licensed Products.  At any time, Sato may propose in writing to negotiate the terms and conditions pursuant to which it would purchase from Novan necessary volumes of the finished Licensed Products to be sold in the Licensed Field in the Licensed Territory, and the Parties shall negotiate in good faith such terms and conditions; provided that no such terms and conditions shall become effective without the mutual written consent of the Parties (the agreement with such effective terms and conditions, the “Product Supply Agreement”).

5.6Appointment of Distributors; No Delivery or Sale for Use Outside Licensed Territory.  Sato may at its discretion appoint distributors or wholesalers for the Licensed Product in the Licensed Field in the Licensed Territory.  Throughout the Term, Sato shall not, and shall use Commercially Reasonable Efforts (consistent with any applicable Law) to obligate its distributors or wholesalers to not, deliver or cause to be delivered, including via the Internet or mail order, Licensed Product either outside the Licensed Field in the Licensed Territory, or outside the Licensed Territory, and to not sell any Licensed Product to a purchaser if in either case Sato, its approved distributors or wholesalers knows, or has reason to believe, that such purchaser intends to sell such Licensed Product outside the Licensed Field in the Licensed Territory or to remove such Licensed Product from the Licensed Territory for the purpose of sales or use by patients of the Licensed Product outside the Licensed Territory.

6.Exchange of Scientific Information

6.1Technology Transfer.  Within [***] after the Effective Date, Novan shall deliver to Sato a copy of all Novan Scientific Information listed in Annex 1 that is available in tangible form as of the Effective Date.  Novan shall deliver to Sato copies of Novan Scientific Information that is necessary for the development, manufacture or commercialization of the Licensed Product in the Licensed Field in the Licensed Territory becomes available in tangible or written form after the Effective Date, as may be mutually agreed upon by the Parties.

6.2Communication by Novan Relating to Material Events.  Whenever any material event occurs in the course of the development of the Licensed Product in the Licensed Field by Novan or Novan Licensees of which Novan becomes aware, but in no event less than [***] until such time as Sato receives Marketing Approval for the Licensed Product in the Licensed Field in the Licensed Territory, Novan shall disclose to Sato all Novan Scientific Information resulting from all development activities with respect to the Licensed Product in the Licensed Field conducted by Novan or its Affiliates as may be necessary or useful for

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development of the Licensed Product in the Licensed Field in the Licensed Territory, and a description of the status of such development efforts.

6.3Communication by Sato Relating to Material Events.  Whenever any material event occurs in the course of the development of the Licensed Product by Sato, but in no event less than [***] during the Term of this Agreement, Sato shall disclose to Novan all Sato Scientific Information resulting from all development activities with respect to the Licensed Product in the Licensed Field conducted by Sato or its Affiliates, and a description of the status of such development efforts.

6.4Use of Scientific Information. Each Party shall have the right, at no additional expense, to use all Scientific Information disclosed to it pursuant to Section 6.2 or Section 6.3, as applicable, for the development and commercialization of the Licensed Product pursuant to the license granted to it in Sections 2.1 and 2.3.

6.5Right of Cross-Reference.  Novan, its Affiliates and Novan Licensees shall have the right to cross-reference, for purposes of developing Licensed Products outside of the Licensed Territory or in the Licensed Territory outside the Licensed Field, all Drug Approval Applications and other filings with Regulatory Authorities made by Sato for Licensed Products, subject to Section 2.3 (for clarity, for [***], this Section 6.5 applies, as to [***]).  Sato shall have the right to cross-reference, for purposes of developing Licensed Products in the Licensed Field in the Licensed Territory all Drug Approval Applications and other filings with Regulatory Authorities made by Novan or, to the extent Controlled by Novan and as long as Novan would not incur costs to grant such a right to cross-reference to Sato, the Novan Licensees.

6.6Communication Through Joint Committee.  The JC shall coordinate the Parties’ sharing of Scientific Information as required under this Agreement.  Through the JC:

(i)Novan shall share with Sato, [***], any and all Novan Scientific Information generated or compiled during the Term of this Agreement for use in development and commercialization of the Licensed Product in the Licensed Field in the Licensed Territory.

(ii)Sato shall share with Novan, [***], any and all Sato Scientific Information generated or compiled during the Term of this Agreement for use in development and commercialization of the Licensed Product outside of the Licensed Territory or within the Licensed Territory outside the Licensed Field.

6.7Ownership of Novan Scientific Information. Sato agrees that all Novan Scientific Information delivered by Novan or any of its Affiliates or Novan Licensees hereunder shall, as between the Parties, at all times be and remain sole and exclusive property of Novan, or its Affiliates or Novan Licensees, respectively.

6.8Ownership of Sato Scientific Information.  Novan agrees that all Sato Scientific Information delivered by Sato or any of its Affiliates hereunder shall, as between the Parties, at all times be and remain sole and exclusive property of Sato or its Affiliates, respectively.

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7.Inventions; Access to Improvements; Patents

7.1Improvements.  Novan shall have the right to grant sublicenses under Section 2.3 according to the terms therein with respect to Sato Know-How and Sato Patents that constitute Improvements (“Sato Improvements”).

7.2Ownership of Inventions.  Inventorship shall be determined in accordance with U.S. patent laws.  Any Invention made solely by employees, agents, or independent contractors of a Party in the course of performing activities under this Agreement, together with all intellectual property rights therein (“Sole Inventions”) shall be owned by such Party.  Any Invention made jointly by employees, agents, or independent contractors of each Party, together with all intellectual property rights therein (“Joint Inventions”) shall be owned jointly by the Parties in accordance with joint ownership interests of co-inventors under U.S. patent laws, with each joint Party having, unless otherwise set forth in this Agreement, the unrestricted right to license and grant rights to sublicense any such Joint Invention without any duty of accounting to the other Party.

7.3Disclosure of Inventions.  Each Party shall promptly disclose to the other Party in writing any Invention disclosures, or other similar documents, submitted to it by its employees, agents, or independent contractors describing each and every Invention that may be either a Sole Invention or a Joint Invention, and all Information relating to such Invention.

7.4Prosecution of Patents.

(i)Novan Patents Other than Joint Patents.  Novan shall have the sole right and authority to file, prosecute, and maintain Novan Patents other than Joint Patents on a worldwide basis at its sole discretion and at its own cost.  Novan shall provide Sato with a copy of material communications from patent authorities in the Licensed Territory regarding the Novan Patents, and shall provide drafts of any material filings or responses to be made to such Patent authorities in a timely manner. Novan may [***] a Novan Patent in the Licensed Territory [***].  For any Novan Patent that Novan is filing, prosecuting or maintaining, Novan shall do so at its own cost.

(ii)Sato Patents Other than Joint Patents.  Sato shall have the first right and authority to file, prosecute, and maintain Sato Patents other than Joint Patents on a worldwide basis at its sole discretion and at its own cost.  Sato shall provide Novan with a copy of material communications from patent authorities in the Licensed Territory regarding the Sato Patents, and shall provide drafts of any material filings or responses to be made to such Patent authorities in a timely manner.  Notwithstanding the foregoing, if Sato determines in its sole discretion to abandon or not maintain a Sato Patent other than a Joint Patent, Sato shall provide Novan with [***] prior written notice of such determination and, if Novan so requests, shall provide Novan with the opportunity to prosecute and maintain such Sato Patent in the name of Sato.  Thereafter, Novan shall bear all expenses of filing, prosecuting and maintaining such Sato Patent.

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(iii)Joint Patents.  Subject to this Section 7.4(iii) and  (a) unless otherwise agreed by the Parties Sato will prosecute and maintain any Patent applications Covering a Joint Invention (any such Patent application and any Patents issuing therefrom, a “Joint Patent”) in the Licensed Territory and (b) Novan shall have the first right to prosecute and maintain the Joint Patents outside the Licensed Territory, with Sato having a backup right to do so if Novan elects to cease such prosecution and maintenance on [***] prior written notice to Sato.  The Parties shall coordinate their efforts as appropriate to make such prosecution activities as efficient, convenient, and harmonious as possible.  The Parties shall share equally all expenses of filing, prosecuting and maintaining such Joint Patents in the Licensed Territory.  [***] of filing, prosecuting and maintaining such Joint Patents outside the Licensed Territory.  [***] of filing, prosecuting and maintaining the Joint Patents outside the Licensed Territory pursuant to this Section 7.4(iii), Sato hereby grants Novan an exclusive, fully paid-up, royalty-free, non-transferable (except pursuant to Section 22.1) license, with the right to grant sublicenses through multiple tiers of sublicensees, under Sato’s interest in the Joint Patents for all purposes outside of those within the scope of the rights granted to Novan under Section 2.3, subject to the last sentence of this Section 7.4(iii).  The Party that prosecutes a Joint Patent (the “Prosecuting Party”) in the Licensed Territory shall provide the other Party the opportunity to review and comment on any and all such prosecution efforts regarding the applicable Joint Patent in the Licensed Territory, provided that the Prosecuting Party shall have final control over such prosecution efforts after reasonably considering the other Party’s comments, if any.  The Prosecuting Party for a Joint Patent in any jurisdiction shall provide the other Party with a copy of all material communications from any Patent authority in the applicable jurisdictions regarding the Joint Patent being prosecuted by such Party, and shall provide drafts of any material filings or responses to be made to such patent authorities a reasonable amount of time in advance of submitting such filings or responses.  In particular, each Party agrees to provide the other Party with all information necessary or desirable to enable the other Party to comply with any duty of candor and/or duty of disclosure requirements of any Patent authority.  Notwithstanding anything to the contrary, the Prosecuting Party shall not take any action while prosecuting or maintaining the applicable Joint Patent that could reasonably be expected to have a materially detrimental effect on the other Party’s interest in such Joint Patent or any Novan Patent.  Except to the extent a Party is restricted by the licenses granted by such Party to the other Party under the terms of this Agreement, and/or the other covenants contained in this Agreement, each Party shall be entitled to practice, and grant licenses to Third Parties and Affiliates of such Third Parties to practice, the Joint Patents and all Joint Inventions without restriction or an obligation to account to the other Party, and the other Party shall consent and hereby consents, without additional consideration, to any and all such licenses.  Notwithstanding the foregoing, if Novan grants a sublicense under the license granted to Novan pursuant to this Section 7.4(iii), then Section 2.3(vii) will apply.

(iv)Cooperation in Prosecution.  Each Party shall provide the other Party all reasonable assistance and cooperation in the Patent prosecution efforts described above in this Section 7.4, including without limitation providing any necessary power of attorney and executing any other required documents or instruments for such prosecution.

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7.5Infringement of Patents by Third Parties.

(i)Notification.  Each Party shall promptly notify the other Party in writing of any existing or threatened infringement of the Novan Patents (including Joint Patents) of which it becomes aware in the Licensed Territory, and shall provide to the other Party any and all evidence and information available to such Party regarding such alleged infringement.

(ii)Product Infringement of Novan Patents (Including Joint Patents) in the Licensed Field in the Licensed Territory.

(a)If a Party becomes aware of any actual or alleged existing or threatened infringement by a Third Party of any Novan Patent, including any Joint Patent, by making, using, importing, offering for sale, or selling the Licensed Product in the Licensed Field (such activities, “Product Infringement”) in the Licensed Territory, such Party shall notify the other Party as provided in Section 7.5(i).

(b)With respect to Product Infringement of Novan Patents excluding Joint Patents, subject to Section 7.11, [***] an appropriate suit or other action against any Person engaged in such Product Infringement in the Licensed Territory, subject to Section 7.5(ii)(d); provided that if [***], it shall [***].  [***] shall provide to [***] reasonable assistance in any such enforcement, including without limitation joining an action as a party plaintiff if so required by Laws to pursue such action.  [***] shall keep [***] regularly informed of the status and progress of such enforcement efforts, and shall reasonably consider [***]’s comments on any such efforts.  [***] shall [***] in connection with each Party’s activities under this Section 7.5(ii)(b), provided that [***] pursuant to this Agreement, [***], [***] and [***] shall [***].  [***] may [***] under this Section 7.5(ii)(b) [***], provided that [***] pursuant to this Agreement.

(c)With respect to Product Infringement of Joint Patents, Sato shall have a period of [***] (or any such shorter period described in Section 7.5(ii)(b)) after the notification to or by Sato pursuant to Section 7.5(ii)(a), to elect to so enforce such Joint Patent in the Licensed Territory, subject to Section 7.5(ii)(d).  If Sato does not so elect, Sato shall so notify Novan in writing during such [***] period, but in no event later than [***] prior to any deadline relating to loss of any rights with respect to the Product Infringement, whichever is earlier, in which case Novan shall have the right, but not the obligation, to commence a suit or take action to enforce such Joint Patent against the Third Party(ies) allegedly perpetrating such Product Infringement.  Each Party shall provide to the Party enforcing any such rights under this Section 7.5(ii)(c) reasonable assistance in such enforcement, including without limitation joining an action as a party plaintiff if so required by Laws to pursue such action.  The enforcing Party shall keep the other Party regularly informed of the status and progress of such enforcement efforts, and shall reasonably consider the other Party’s comments on any such efforts.  The Parties shall equally bear and be responsible for all costs incurred in connection with enforcing the Joint Patents under this Section 7.5(ii)(c).

(d)The Party not bringing an action with respect to Product Infringement under this Section 7.5 shall be entitled to separate representation in such matter by

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counsel of its own choice and at its own expense, but such Party shall at all times cooperate fully with the Party bringing such action.  Additionally, the Party not bringing an action under this Section 7.5 may have an opportunity to participate in such action to the extent that the Parties may mutually agree at the time the other Party elects to bring an action hereunder.

(iii)Other Infringement of Novan Patents (Including Joint Patents) Outside the Licensed Field in the Licensed Territory and Outside the Territory.

(a)For any and all infringement of Novan Patents other than Joint Patents anywhere outside the Licensed Territory, and for any and all infringement other than Product Infringement of the Novan Patents (other than Joint Patents) in the Licensed Territory, Novan shall have the sole and exclusive right, but not the obligation, to bring an appropriate suit or other action against any person or entity engaged in such infringement of such Patents, in its sole discretion, and as between the Parties Novan shall bear all related expenses and retain all related recoveries.  If Novan brings a suit or other action against such infringement, Novan shall periodically make a report to Sato about the state of the progress of the suit or action.

(b)If a Third Party infringes a Joint Patent outside the Licensed Territory, Novan shall have the sole and exclusive right, but not the obligation, to bring an appropriate suit or other action against any person or entity engaged in such infringement of such Joint Patent, in its sole discretion, and as between the Parties Novan shall bear all related expenses and retain all related recoveries.  Sato shall provide to Novan reasonable assistance in such enforcement, at Novan’s request and expense, including without limitation joining such action as a party plaintiff if so required by Laws to pursue such action.

(iv)  Settlement.  Subject to Section 7.11, Sato shall not settle any claim, suit, or action that it brings under this Section 7.5 involving Novan Patents (excluding Joint Patents) in any manner that would negatively impact Novan, including settlements involving the ownership, validity or enforceability of any of the Novan Patents, or that do not include a full and unconditional release from all liability of Novan, without the prior written consent of Novan, which shall not be unreasonably withheld, delayed or conditioned.  Novan shall not settle any claim, suit, or action that it brings under this Section 7.5 involving Novan Patents (excluding Joint Patents) in the Licensed Territory in any manner that would negatively impact Sato, or that do not include a full and unconditional release from all liability of Sato, without the prior written consent of Sato, which shall not be unreasonably withheld, delayed or conditioned.  Moreover, any settlement by Sato involving Novan Patents (excluding Joint Patents), or by Novan involving Novan Patents (excluding Joint Patents) in the Licensed Territory, that (i) results in cross-licensing or (ii) results in sublicenses to Third Parties, shall require the other Party’s written consent, which shall not be unreasonably withheld, delayed or conditioned.  Neither Party shall settle any claim, suit, or action that it brings under this Section 7.5 involving Joint Patents in any manner that would negatively impact the other Party, including settlements on the ownership, validity or enforceability of any of the Joint Patents, or if the settlement does not include a full and unconditional release from all liability of the other Party, without the prior written consent of such other Party.

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(v)Allocation of Proceeds.  Except as otherwise provided herein, if either Party recovers monetary damages from any Third Party in a suit or action brought under this Section 7.5, whether such damages result from the infringement of Sato Patents or Novan Patents, such recovery shall be [***] in such litigation (excluding expenses of internal counsel), and any [***].

7.6Infringement of Third Party Rights in the Licensed Territory.

(i)Notice.  If the development, manufacture, use, sale, offer for sale, import or export of the Licensed Product in the Licensed Field and in the Licensed Territory results in a claim for Patent infringement by a Third Party, the Party first having notice of such claim shall promptly notify the other Party in writing of such a claim.  Following such notice, the Parties agree to enter into either a joint defense or common interest agreement, under which agreement the Parties can share the known facts of such infringement in reasonable detail, if they are advised to do so by counsel.

(ii)Third Party Claims.  Sato shall assume control of the defense of any claims brought by Third Parties alleging infringement of Third Party intellectual property rights in connection with the development, manufacture, use, sale, offer for sale, import or export of the Licensed Product in the Licensed Field in the Licensed Territory, represented by its own counsel.  If requested by Sato, Novan agrees to cooperate reasonably with Sato with respect to such litigation, at Sato’s expense.  Sato shall have the exclusive right to settle any such claim without the consent of Novan, unless such settlement could negatively impact Novan, including without limitation settlements on the ownership, validity or enforceability of any Novan Patents (for which Novan’s consent shall be required).  Any expenses incurred in defending any such claims and any damages awarded to or settlement agreed with such Third Parties shall be [***], provided that [***], provided that [***].

7.7Patent Oppositions and Other Proceedings.

(i)By the Parties.  If either Party desires to bring an opposition, action for declaratory judgment, nullity action, interference, declaration for non-infringement, reexamination, or other attack upon the validity, title, or enforceability of a Patent owned or controlled by a Third Party that Covers, in the Licensed Territory, the Licensed Product in the Licensed Field, or the manufacture, use, sale, offer for sale, or importation of the Licensed Product in the Licensed Field (except insofar as such action is a counterclaim to or defense of, or accompanies a defense of, a Third Party’s claim or assertion of infringement under Section 7.6, in which case the provisions of Section 7.6 shall govern), such Party shall so notify the other Party, and the Parties shall promptly confer to determine whether to bring such action or the manner in which to settle such action.  [***] shall have the first right, but not the obligation, to bring in its sole control and at its sole expense such action in the Licensed Territory.  If [***] does not bring such action within [***] of notification thereof pursuant to this Section 7.7 (or earlier, if required by the nature of the proceeding), then [***] shall have the right, but not the obligation, to bring, in [***] sole control and at its sole expense, such action.  The Party not bringing an action under this Section 7.7 shall join the action as a joint party plaintiff if required to enable the other Party to bring such action, at the other Party’s expense.  Additionally, if

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

appropriate, the Party not bringing an action under this Section 7.7 shall be entitled to separate representation, at its sole expense, in such proceeding by counsel of its own choice, and shall cooperate fully with the Party bringing such action.  Any awards or amounts received in bringing any such action shall [***], and any [***].

(ii)By Third Parties.

(a)If a Novan Patent (excluding a Joint Patent) becomes the subject of any proceeding commenced by a Third Party in the Licensed Territory in connection with an opposition, reexamination request, action for declaratory judgment, nullity action, interference, or other attack upon the validity, title or enforceability thereof (except insofar as such action is a counterclaim to or defense of, or accompanies a defense of, an action for infringement against a Third Party under Section 7.5, in which case the provisions of Section 7.5 shall govern), then [***] shall control such defense at its sole cost.  Upon [***] request, [***] shall reasonably cooperate with [***] in such defense at [***] cost.  Subject to Section 7.11, [***] shall permit [***] to participate in the proceeding to the extent permissible under Laws, and to be represented by its own counsel in such proceeding, at [***] sole expense.

(b)If a Joint Patent becomes the subject of any proceeding commenced by a Third Party in the Licensed Territory in connection with an opposition, reexamination request, action for declaratory judgment, nullity action, interference, or other attack upon the validity, title or enforceability thereof (except insofar as such action is a counterclaim to or defense of, or accompanies a defense of, an action for infringement against a Third Party under Section 7.5, in which case the provisions of Section 7.5 shall govern), then [***] shall control such defense at its sole cost.  Upon [***] request, [***] shall reasonably cooperate with [***] in such defense at [***] cost.  Subject to Section 7.11, [***] shall permit [***] to participate in the proceeding to the extent permissible under Laws, and to be represented by its own counsel in such proceeding, at [***] sole expense.

(c)Except as set forth in Sections 7.7(ii)(a) or 7.7(ii)(b) above, all expenses incurred by the Parties in an applicable action under Sections 7.7(ii)(a) or 7.7(ii)(b) shall [***].  Any awards or amounts received in defending any such Third Party action, if any, shall [***], as if the [***].

7.8Patent Term Extensions in the Territory.  The patent counsel of each Party shall discuss and recommend for which, if any, of the Novan Patents in the Licensed Territory the Parties should seek any term extensions, supplementary protection certificates, and equivalents thereof offering Patent protection beyond the initial term with respect to any issued Patents (“Patent Term Extensions”) in the Licensed Territory.  Subject to Section 7.11, Sato shall have the final decision-making authority with respect to applying for any such Patent Term Extensions in the Licensed Territory, provided that Sato shall not unreasonably fail or refuse to do so, and shall have the sole right to apply for any such Patent Term Extensions Sato decides to seek, at its expense.  Novan shall cooperate fully with Sato, at Sato’s expense, in making such filings or taking any related actions, for example and without limitation, making available all required regulatory data and information and executing any required authorizations to apply for such Patent Term Extension.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7.9Orange Book Equivalent.  Upon request of Sato and at Sato’s expense, to the extent that Sato shall not have the right to itself do so, Novan shall file appropriate information with Regulatory Authorities in the Licensed Territory listing any Novan Patents with such Regulatory Authorities in the equivalent of the U.S. Orange Book, if any, as a Patent related to the Licensed Product.  Novan shall use Commercially Reasonable Efforts to maintain such listing, at Sato’s expense.

7.10Patent Marking.  Sato agrees to mark or have marked with the Novan Patents to the extent consistent with applicable Laws any Licensed Product sold by Sato in accordance with the statutes of the Licensed Territory relating to the marketing of patented articles.

7.11Rights and Obligations Under UNC License Agreement.  Notwithstanding anything to the contrary in this Article 7, to the extent the provisions of this Article 7 conflict with Novan’s rights and obligations under the UNC License Agreement with respect to UNC IP, the terms and conditions of the UNC License Agreement shall prevail. In such case, the Parties shall discuss in good faith to determine a reasonable solution that may best reflect the Parties original intentions under Article 7.

8.Trademarks

8.1General.  Sato shall be responsible for the selection, registration and maintenance of all trademarks which it employs in connection with the commercialization of any Licensed Product in the Licensed Field in the Licensed Territory under this Agreement, other than the Novan Trademarks (the “Sato Trademarks”).  Sato shall solely own the Sato Trademarks and pay all relevant costs thereof.  Sato shall not select, register or otherwise use any trademark that is the same as or confusingly similar to, misleading or deceptive with respect to or that dilutes any of the Novan Trademarks.  Novan shall not use any trademark that is the same as or confusingly similar to, misleading or deceptive with respect to or that dilutes any of the Sato Trademarks.  Sato shall have the sole right to initiate at its own discretion legal proceedings against any infringement or threatened infringement of any Sato Trademark.

8.2Election to Use Novan Trademarks.  Sato shall inform Novan in writing if Sato elects to use the Novan Trademarks, or equivalent thereof, in the Licensed Territory, in connection with the commercialization of the Licensed Product in the Licensed Field in the Licensed Territory, and Novan shall have the right to approve, at its sole discretion, such use of the Novan Trademarks, including approval of the size, position, and location thereof on the Licensed Product or its components.  If Novan so provides its approval, the Parties shall enter into an agreement setting forth the terms and conditions of Sato’s use of such Novan Trademarks, subject to Section 8.1, which agreement shall include the following:

(i)Novan shall and hereby does grant to Sato an exclusive, royalty-free license to use the Novan Trademarks on or in connection with the commercialization of the Licensed Product in the Licensed Territory in the Licensed Field.  Novan shall not grant to any Third Party a license to use the Novan Trademarks on or in connection with the commercialization of any products outside the Licensed Field in the Licensed Territory.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(ii)Sato shall not use any trademark that is confusingly similar to, misleading or deceptive with respect to or that dilutes any of the Novan Trademarks.

(iii)Sato shall properly designate the Novan Trademarks on the packaging of the final Licensed Product, to the extent required or permissible by the applicable Marketing Approvals and Sato agrees that all Licensed Products with which the Novan Trademarks are used shall conform to all requirements of any applicable Laws and any Regulatory Authorities in the Licensed Territory and shall be of a level of quality commensurate to Novan’s Licensed Products outside of the Territory, but in no event less than a reasonable level of quality.

(iv)Except as otherwise provided in this Section 8.2, if Sato elects to use the Novan Trademarks, Novan shall have an obligation to register and maintain the Novan Trademarks in the Licensed Territory (subject to this Section 8.2(iv)) at Sato’s expense.  Novan shall provide Sato reasonable opportunity to review and comment on such registration efforts regarding the Novan Trademarks.  Novan shall provide Sato with a copy of material communications from any governmental authority in the Licensed Territory regarding the Novan Trademark, and shall provide drafts of any material filings or responses to be made to such authorities in a timely manner.  Notwithstanding the foregoing, if Novan determines in its sole discretion to abandon or not maintain any Novan Trademark in the Licensed Territory, Novan shall provide Sato with [***] prior written notice of such determination and, if Sato so requests, shall transfer to Sato such Novan Trademark in the Licensed Territory.  Sato shall bear all costs of such transfer and maintenance of such Novan Trademark in the Licensed Territory.

(v)If a Party becomes aware of any actual or alleged threatened or existing infringement of any Novan Trademark or of any unfair trade practices, trade dress imitation, passing off of counterfeit goods, or like offenses, against such Novan Trademark by a Third Party in the Licensed Territory (such activities, “Trademark Infringement”), such Party shall notify the other Party, and shall provide to the other Party any and all evidence and information available to such Party regarding such alleged infringement.  Sato shall have the first right, but not the obligation, to bring an appropriate suit or other action against any person or entity engaged in such Trademark Infringement, at its sole expense, subject to this Section 8.2(v).  Sato shall have a period of [***] after such notification to or by Sato, to elect to so enforce such Novan Trademark.  If Sato does not so elect, Sato shall so notify Novan in writing during such [***] period, or [***] prior to any deadline relating to loss of any rights with respect to the Trademark Infringement, whichever is earlier, and Novan shall have the right, but not the obligation, to commence a suit or take action to enforce such Novan Trademark against such Third Party, at its sole expense.  Each Party shall provide to the Party enforcing any such rights under this Section 8.2(v) reasonable assistance in such enforcement, at such enforcing Party’s request and expense, including without limitation joining an action as a party plaintiff if so required by Laws to pursue such action.  The enforcing Party shall keep the other Party regularly informed of the status and progress of such enforcement efforts, and shall reasonably consider the other Party’s comments on any such efforts.

(vi)The Party not bringing an action with respect to Trademark Infringement under this Section 8.2 shall be entitled to separate representation in such matter by

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

counsel of its own choice and at its expense, but such Party shall at all times cooperate fully with the Party bringing such action.  Additionally, the Party not bringing an action under this Section 8.2 may have an opportunity to participate in such action to the extent that the Parties may mutually agree at the time the other Party elects to bring an action hereunder.

8.3Infringement of Sato Trademarks by Third Parties.  With respect to any Sato Trademarks associated with Licensed Products in the Licensed Territory, each Party shall notify the other Party promptly upon learning of any actual or alleged threatened or existing infringement of any trademark or of any unfair trade practices, trade dress imitation, passing off of counterfeit goods, or like offenses, against such trademark.  Sato shall have the sole right, in its own discretion and at its own expense, to bring an action to address such infringement.

9.Serious Adverse Event Reporting

9.1Serious Adverse Event Reporting by the Parties.  Each Party shall (i) notify the other Party within [***] (or any such shorter period required by applicable Law) of its becoming aware of any information relating to the occurrence of any serious adverse event in connection with the Licensed Product or concerning any and all charges, complaints or claims reportable to any Regulatory Authority relating to the Licensed Product and (ii) promptly provide to the other Party all such information.

9.2Recall or Market Withdrawal of Licensed Product; “Dear Doctor” Letters.  In the event that:  (i) Sato determines that an event, incident, or circumstance has occurred which may result in the need for a recall, market withdrawal or other removal of the Licensed Product or any lot or lots thereof from the market in the Licensed Territory, or Novan determines that an event, incident, or circumstance that could reasonably adversely affect the Licensed Product in the Licensed Territory has occurred which is reasonably likely to result in the need for a recall, market withdrawal or other removal of the Licensed Product, or any lot or lots thereof from the market; (ii) either Party becomes aware that a Regulatory Authority is threatening or has initiated an action to remove the Licensed Product from the market in the Licensed Territory or, if such event could reasonably adversely affect the Licensed Product in the Licensed Territory, any Regulatory Authority is threatening or has initiated an action to remove the Licensed Product from the market; or (iii) either Party is required by any Regulatory Authority to distribute a “Dear Doctor” letter or its equivalent regarding use of the Licensed Product in the Licensed Territory or, if such event could reasonably adversely affect Licensed Product in the Licensed Territory, any Regulatory Authority has required distribution of a “Dear Doctor” letter or its equivalent regarding use of the Licensed Product, it shall promptly advise the other Party in writing with respect thereto, and shall provide to the other Party copies of all relevant correspondence, notices, and the like in the possession or Control of such Party.  In such event, Sato shall have the sole authority to determine if a recall or other removal of the Licensed Product is required in the Licensed Territory, and shall be responsible for conducting any such recall or other removal of the Licensed Product in the Licensed Territory, whether voluntary or involuntary, or taking such other remedial action required by applicable Laws in the Licensed Territory.  At Sato’s request, Novan shall assist Sato, at Sato’s expense, with respect to any such recall or remedial action, and shall provide Sato with all information that Sato may request in connection with its dealings with a Regulatory Authority in connection with such recall or

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

remedial action.  Expenses incurred in connection with such recall or remedial action shall be [***] except to the extent (i) [***], or (ii) such recall or remedial action is [***].  For avoidance of doubt, Novan shall have the sole authority to determine if a recall or other removal of the Licensed Product is required outside of the Licensed Territory.

9.3Pharmacovigilance.  At least [***] before the First Commercial Sale of the Licensed Product in the Licensed Territory, the Parties shall enter into a pharmacovigilance agreement to specify in detail each Party’s respective obligations with respect to adverse event reporting, monitoring, maintenance of safety databases and related submissions to Regulatory Authorities and other similar obligations with respect to the commercialized Licensed Product in the Licensed Field in the Licensed Territory, which shall be consistent with this Article 9. Both Parties understand that the pharmacovigilance agreement shall be modified, if necessary, consistent with the conditions of the Marketing Approval in the Licensed Territory.

10.Representations and Warranties

10.1The Parties’ Representations and Warranties.  Each Party hereby represents and warrants to the other Party, as of the Effective Date, as set forth below.

(i)Such Party (a) is a corporation duly organized and subsisting under the applicable Laws of its jurisdiction of organization, and (b) has full power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as it is contemplated to be conducted by this Agreement.

(ii)Such Party has the power, authority and legal right, and is free to enter into this Agreement and, in so doing, will not violate any other agreement to which such Party is a party as of the Effective Date.

(iii)This Agreement has been duly executed and delivered on behalf of such Party and constitutes a legal, valid, and binding obligation of such Party and is enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, or other applicable Laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity.

(iv)Such Party has taken all corporate action necessary to authorize the execution and delivery of this Agreement.

(v)Except with respect to Marketing Approvals for the Licensed Product or as otherwise described in this Agreement, such Party has obtained all necessary consents, approvals, and authorizations of all Regulatory Authorities and other Third Parties required to be obtained by such Party in connection with the execution and delivery of this Agreement and the performance of its obligations hereunder.

(vi)The execution and delivery of this Agreement and the performance of such Party’s obligations hereunder (i) do not conflict with or violate any requirement of applicable Laws or any provision of the articles of incorporation, bylaws, limited partnership agreement, or any similar instrument of such Party, as applicable, in any material way, and

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(ii) do not conflict with, violate, or breach or constitute a default or require any consent under, any applicable Laws or any contractual obligation or court or administrative order by which such Party is bound.

(vii)All of such Party’s employees, officers, independent contractors, consultants, and agents have executed agreements requiring assignment to such Party of all Inventions made during the course of and as a result of their association with such Party and obligating the individual to maintain as confidential the confidential information of such Party.

(viii)Neither such Party, nor any of such Party’s employees, independent contractors, consultants, agents or officers: (i) has ever been debarred or is subject to debarment or, to such Party’s knowledge, convicted of a crime for which a Person could be debarred before a Regulatory Authority under applicable Laws, or (ii) to such Party’s knowledge, has ever been under indictment for a crime for which a Person could be debarred under such Laws.

(ix)All documents, information and know-how furnished or transferred by such Party to the other Party under this Agreement shall be, to its knowledge, free of errors in any material respect.

10.2Novan’s Representations and Warranties.  Novan hereby represents and warrants to Sato, as of the Effective Date, as set forth below:

(i)Novan has sufficient legal and/or beneficial title under its intellectual property rights necessary to grant the licenses contained in this Agreement.

(ii)Novan has the right to transfer to Sato a copy of the Novan Know-How set forth in Annex 1 in accordance with this Agreement.

(iii)There is no pending or, to Novan’s knowledge, threatened claim, litigation or any other proceeding brought by a Third Party against Novan challenging the validity of the Novan Patent Rights in the Licensed Territory, or claiming that the development, manufacture or commercialization of the Licensed Product in the Licensed Field in the Licensed Territory constitutes or would constitute infringement of such Third Party’s intellectual property right(s).

(iv)Novan has not received any written communications alleging that it has violated or that it would violate, in any material manner, through the manufacture, use, import, export, sale, and/or offer for sale of the Licensed Product in the Licensed Field and in the Licensed Territory, any intellectual property rights of any Third Party.

(v)Novan has (1) the sole and exclusive ownership of or (2) a license (with the right to grant sublicenses thereunder) to the Novan Patents, Novan Trademarks (if used with the Licensed Product), Novan Study Materials and Novan Scientific Information.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10.3The Parties’ Covenants.  Each Party hereby covenants throughout the Term of this Agreement as set forth below:

(i)Such Party shall not enter into any agreement with a Third Party that will conflict with the rights granted to the other Party under this Agreement.

(ii)If during the Term of this Agreement, a Party has reason to believe that it or any of its employees, officers, independent contractors, consultants, or agents rendering services relating to the Licensed Product:  (x) is or will be debarred or convicted of a crime for which such Person could be debarred before a Regulatory Authority under applicable Laws, or (y) is or will be under indictment under such Laws, then such Party promptly shall notify the other Party of the same in writing.

(iii)In connection with this Agreement, and without limiting anything in this Article 10, each Party represents, warrants and covenants that it has not given or promised to give, and will not make, offer, agree to make or authorize any payment or transfer anything of value, directly or indirectly, to (i) any Government or Public Official (as defined below); (ii) any political party, party official or candidate for public or political office; (iii) any person while knowing or having reason to know that all or a portion of the value will be offered, given, or promised, directly or indirectly, to anyone described in items (i) or (ii) above; or (iv) any owner, director, employee, representative or agent of any actual or potential customer of such Party (if any such transfer of value would be a violation of any applicable Laws).  Each Party agrees to comply with all applicable anti-bribery laws in the countries where the Parties have their principal places of business and where they conduct activities under this Agreement.  Additionally, each Party represents, warrants and covenants that such Party shall comply with the U.S. Foreign Corrupt Practices Act (“FCPA”) and the UK Anti-Bribery Act, both as revised from time to time, as well as similar applicable Laws of the country where a Party has its principal place of business and where such Party conducts activities under this Agreement, and to take no action that would reasonably be deemed to cause the other Party to be in violation of the FCPA, the UK Anti-Bribery Act or similar applicable Laws of the country where a Party has its principal place of business and where it conducts activities under this Agreement.  Additionally, each Party will make reasonable efforts to comply with requests for information, including answering questionnaires and narrowly tailored audit inquiries, to enable the other Party to ensure compliance with applicable anti-bribery Laws.  For purposes of this Agreement, “Government or Public Official” means any officer or employee or anyone acting in an official capacity on behalf of: a government or any department or agency thereof; a public international organization (such as the United Nations, the International Monetary Fund, the International Red Cross, and the World Health Organization), or any department, agency or institution thereof; or a government-owned or controlled company, institution, or other entity, including a government-owned hospital or university.

10.4No Off-Label Uses.  Sato hereby covenants throughout the Term that it shall not (by itself or with or through a Third Party) develop, sell, offer for sale, import, market, distribute or promote the Licensed Product in the Licensed Field in the Licensed Territory for uses or indications outside of the scope of the Approved Label. If Sato becomes aware of any

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

activities in contravention of the immediately preceding sentence Sato shall immediately notify Novan and provide to Novan relevant information.

11.Confidentiality ObligationS of Sato

11.1Confidentiality Obligations.  During the Term of this Agreement and for a period of [***] thereafter, or [***] from the Effective Date, whichever is longer, Sato:

(i)shall hold in strict confidence any and all information disclosed to it by Novan, including, without limitation Novan Scientific Information, (collectively “Novan Confidential Information”) and shall not use, nor disclose or supply to any Third Party, nor permit any Third Party, to have access to the Novan Confidential Information, without first obtaining the written consent of Novan, except as expressly permitted in this Agreement;

(ii)shall take all reasonable precautions necessary or prudent to prevent material in its possession or control that contains or refers to Novan Confidential Information from being destroyed or lost, or discovered, received, used, intercepted or copied by any Third Party; and

(iii)may disclose the Novan Confidential Information only to its employees, consultants, independent contractors, agents, Affiliates, and actual or potential acquirers, provided that such employees, consultants, independent contractors, agents, Affiliates, and actual or potential acquirers are bound by terms and conditions of confidentiality no less protective than the terms and conditions that bind Sato hereunder.

For the avoidance of doubt, it is understood that Sato shall be liable for any breach of the confidentiality obligation under this Section 11.1 by any Person to whom the Novan Confidential Information is disclosed by Sato.

11.2Exceptions.  Sato’s obligations of confidentiality and non-use under Section 11.1 shall not apply and Sato shall have no further obligations with respect to any of the Novan Confidential Information, to the extent Sato can establish by competent proof that such Novan Confidential Information:

(i)is or becomes part of the public domain without breach by Sato of this Agreement;

(ii)was in Sato’s possession before disclosure by Novan and was not acquired directly or indirectly from Novan;

(iii)is obtained from a Third Party with no obligation of confidentiality to Novan, who has a right to disclose it to Sato;

(iv)is developed by Sato without using any Novan Confidential Information; or

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(v)is required to be revealed in response to a court decision or administrative order, or to comply with applicable Laws, in which case Sato shall inform Novan immediately by written notice and cooperate with Novan using Commercially Reasonable Efforts either to enable Novan to seek protective measures for such Novan Confidential Information, or to seek confidential treatment of such Novan Confidential Information, and in such case Sato shall disclose only such portion of the Novan Confidential Information which is so required to be disclosed.

11.3Disclosure for Marketing Approvals; Publications.  Nothing herein shall prevent Sato from disclosing any Novan Confidential Information to the extent that such Novan Confidential Information is required to be used or disclosed for the purposes of seeking or obtaining Marketing Approvals of Licensed Products in the Licensed Field in the Licensed Territory or seeking patent protection for Inventions it owns or has responsibility for prosecuting under Article 7.  Sato shall further have the right to present Novan Scientific Information at conferences or to publish Novan Scientific Information in journals (collectively “Publications”), provided such Publication is subject to Novan’s prior written consent, not to be unreasonably withheld, delayed or conditioned.

12.Confidentiality ObligationS of Novan

12.1Confidentiality Obligations.  During the Term of this Agreement and for a period of [***] thereafter, or [***] from the Effective Date, whichever is longer, Novan:

(i)shall hold in strict confidence any and all information disclosed to it by Sato, including without limitation the Sato Scientific Information, (collectively “Sato Confidential Information”) and shall not use, nor disclose or supply to any Third Party nor permit any Third Party to have access to the Sato Confidential Information, without first obtaining the written consent of Sato, except as expressly permitted in this Agreement;

(ii)shall take all reasonable precautions necessary or prudent to prevent material in its possession or control that contains or refers to Sato Confidential Information from being destroyed or lost, or discovered, received, used, intercepted or copied by any Third Party; and

(iii)may disclose the Sato Confidential Information only to its employees, consultants, independent contractors, agents, Affiliates, actual and potential Novan Licensees and actual and potential acquirers, provided that such employees, consultants, independent contractors, agents, Affiliates, actual and potential Novan Licensees and actual and potential acquirers are bound by terms and conditions of confidentiality no less protective than the terms and conditions that bind Novan hereunder.

For the avoidance of doubt, it is understood that Novan shall be liable for any breach of the confidentiality obligation under this Section 12.1 by any person or corporation to whom the Sato Confidential Information is disclosed by Novan.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

12.2Exceptions.  Novan’s obligations of confidentiality and non-use under Section 12.1 shall not apply and Novan shall have no further obligations with respect to any of the Sato Confidential Information as far as Novan can establish by competent proof that such Sato Confidential Information:

(i)is or becomes part of the public domain without breach by Novan of this Agreement;

(ii)was in Novan’s possession before disclosure by Sato to Novan and was not acquired directly or indirectly from Sato;

(iii)is obtained from a Third Party with no obligation of confidentiality to Sato, who has a right to disclose it to Novan;

(iv)is developed by Novan without using any Sato Confidential Information; or

(v)is required to be revealed in response to a court decision or administrative order, or to comply with applicable Laws of a governmental authority or rules of a securities exchange, in which case Novan shall inform Sato immediately by written notice and cooperate with Sato using Commercially Reasonable Efforts either to enable Sato to seek protective measures for such Sato Confidential Information, or to seek confidential treatment of such Sato Confidential Information, and in such case Novan shall disclose only such portion of the Sato Confidential Information which is so required to be disclosed.

12.3Disclosure for Marketing Approvals; Publications.  Nothing herein shall prevent Novan from disclosing any Sato Confidential Information to the extent that such Sato Confidential Information is required to be used or disclosed for the purposes of seeking or obtaining Marketing Approvals of Licensed Products outside the Licensed Territory, obtaining Marketing Approvals of Licensed Products in the Licensed Territory outside the Licensed Field, or seeking patent protection for Inventions it owns or has responsibility for prosecuting under Article 7.  Novan, its Affiliates and Novan Licensees shall further have the right to disclose any Sato Scientific Information in a Publication, provided that if the Sato Scientific Information concerned has not been previously published, such Publication is subject to Sato’s prior written consent, not to be unreasonably withheld, delayed or conditioned.

13.Press Releases

13.1Press Releases.  Subject to Articles 11 or 12 as applicable, either Party may issue a press release or public announcement concerning any aspect of the development or commercialization of the Licensed Product in the Licensed Field in the Licensed Territory, provided that it provides to the other Party a copy of such press release or public announcement at least [***] in advance of its intended publication or release thereof and obtains the written consent, not to be unreasonably withheld, delayed or conditioned, of such other Party to such publication or release.  Notwithstanding the foregoing, subject to Sections 11.2(v) or 12.2(v) as applicable, either Party may issue any public announcement that it is advised by legal counsel is

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

required under applicable Laws or rules of a securities exchange, provided that such Party provides to the other Party a copy of such press release or public announcement promptly after its release thereof.

13.2No Disclosure of Terms and Conditions.  No press release or public announcement shall be made by either Party concerning the execution of this Agreement or the terms and conditions hereof, without the prior written consent of the other Party which shall not be unreasonably withheld, delayed or conditioned.  Notwithstanding the foregoing, either Party may disclose the existence of this Agreement and the terms and conditions hereof without the prior written consent of the other pursuant to Section 11.2(v) or Section 12.2(v), as applicable, or in connection with a due diligence process associated with any future financing by either Party or the negotiation or exploration of a possible strategic transaction involving such Party, provided that such disclosure is made in the course of such diligence, negotiation or exploration pursuant to confidentiality obligations consistent with those set forth in this Agreement.

14.Payment

14.1Payments.  In consideration of the licenses and other rights granted to Sato herein, Sato shall pay to Novan a total of 4.00 billion JPY, payable in equal annual installments over fifteen (15) years after the Effective Date of this Agreement; provided that such payment condition (for clarity, the amount of payment is not included) may be changed under the mutual consent of the Parties.  In addition to such payment, Sato shall pay to Novan the following sales milestone payments.

SALES MILESTONE PAYMENTS

One-time sales milestone payments shall be made by Sato to Novan upon the first achievement of each of the following annual Net Sales milestones:

Annual Net Sales of [***]	[***]
Annual Net Sales of [***]	[***]
Annual Net Sales of [***]	[***]

14.2Currency.  All payments under Section 14.1 shall be made in JPY.

14.3Notification.  Sato shall notify Novan of the achievement of each of the sales milestones set forth in Section 14.1 within [***] after Sato closes its books for the relevant annual period in which such sales milestone payment becomes due.  All payments under Section 14.1 shall be made within [***] after Sato receives the relevant invoice from Novan.  All payments under Section 14.1 shall be made without setoff or deduction of any kind, other than pursuant to Sections [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

14.4Account.  All payments to be made to Novan under this Agreement shall be made by wire transfer to the following account:

For all wire payments denominated in JPY	Payments should be remitted to [***] Any such payments to [***] should be remitted [***]
For all other wire payments	Recipient US Bank: [***]

or such other account as may be specified by Novan in writing to Sato.

15.Royalty Payment; Audits

15.1Royalty.  In consideration of the rights granted to Sato herein, Sato shall pay to Novan a royalty of [***] of annual Net Sales in the Licensed Territory during the Term, subject to Section 15.2.

15.2Royalty Term; Reduction.  Royalties shall be payable in the Licensed Territory, on a product-by-product basis, for the duration of the Term.  If, on a product-by-product basis, during the Term (i) no Valid Claim exists in the Licensed Territory Covering the Licensed Product or its manufacture, use or sale, or (ii) the Marketing Exclusivity with respect to such Licensed Product in the Licensed Territory has expired, then the royalty rate shall be reduced to [***] of annual Net Sales for the remainder of the Term in the Licensed Territory for such Licensed Product.

15.3Significant Value of Novan Know-How.  The Parties acknowledge that the Novan Know-How is of significant value for the development and commercialization of Licensed Product in the Licensed Field in the Licensed Territory, and have determined the royalty rate and royalty term set forth herein on the basis of this assumption.

15.4Payment.  Sato shall provide to Novan a good faith estimate of the royalties payable to Novan under Section 15.1 within [***] after the end of the calendar quarter in which such royalties are due, and shall pay to Novan all royalties payable to Novan under Section 15.1 within [***] after the end of the applicable calendar quarter.  Payment of royalties under Section 15.1 shall be made in JPY.  All payments under Section 15.1 shall be made without setoff or deduction of any kind, other than pursuant to Sections [***].  Royalties payable under Section 15.1 shall be payable only once with respect to a particular unit of Licensed Product and shall be paid only once regardless of the number of Patents applicable to such Licensed Product.

15.5Maintenance of Records.  Sato shall keep true, correct and complete records of all royalties and other amounts payable to Novan under Section 15.1 hereof, including without limitation all financial information needed to calculate Net Sales for such periods of time as are required under applicable Law, provided that in no event shall Sato retain such books and

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

records for less than [***] after the date of relevant payment made to Novan.  Sato shall deliver to Novan a preliminary Sales Report [***] after the end of each calendar quarter and a final Sales Report [***] after the end of each calendar quarter.  All financial terms and standards (including any calculation of Net Sales and financial payments due under this Agreement) shall be governed by and determined in accordance with Japanese GAAP and shall be consistent with Sato’s audited consolidated financial statements.

15.6Taxes.  All payments under this Agreement shall be made without any deduction or withholding for or on account of any tax, except as set forth in this Section 15.6.  The Parties agree to cooperate with one another and use reasonable efforts to minimize obligations for any and all income or other taxes required by Law to be withheld or deducted from any of the royalty and other payments made by or on behalf of a Party hereunder (“Withholding Taxes”).  The applicable paying Party under this Agreement (the “Paying Party”) shall, if required by Law, deduct from any amounts that it is required to pay to the recipient Party hereunder (the “Recipient Party”) an amount equal to such Withholding Taxes, provided that the Paying Party shall give the Recipient Party reasonable notice prior to paying any such Withholding Taxes.  Such Withholding Taxes shall be paid to the proper taxing authority for the Recipient Party’s account and, if available, evidence of such payment shall be secured and sent to recipient within [***] of such payment.  The Paying Party shall, at the Recipient Party’s cost and expense, do all such lawful acts and things and sign all such lawful deeds and documents as the Recipient Party may reasonably request to enable the Paying Party to avail itself of any applicable legal provision or any double taxation treaties with the goal of paying the sums due to the Recipient Party hereunder without deducting any Withholding Taxes.

15.7[***].  All payments due from Sato to Novan under Section 15.1 [***], provided that [***].

15.8Audits.  Novan shall have the right, no more than [***] during each calendar year during the Term of this Agreement and for [***] after its termination, to have an independent certified public accountant (“Accountant”) of its own selection (subject to Sato’s acceptance of such Accountant, such acceptance not to be unreasonably withheld, delayed or conditioned) and at its own expense audit the relevant books and records of account of Sato in connection with the payment of royalties and any other amounts under this Agreement during normal business hours, and upon reasonable prior notice, to determine whether appropriate accounting has been performed and payments have been made to Novan hereunder; provided that such Accountant shall be bound to treat all information reviewed during such audit as confidential, and does not disclose to Novan any information other than information which shall have previously been given to Novan pursuant to any provision of this Agreement or information regarding the payments due to or by Novan as a result of such audit.  Notwithstanding the foregoing, such Accountant may support its audit conclusions with underlying Sato Confidential Information if challenged by Sato, provided that all such disclosures shall be maintained as confidential by such Accountant and Novan with respect to Third Parties, except that Novan may disclose such Sato Confidential Information to UNC as part of Novan’s reporting obligations under the UNC License Agreement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

If the Accountant determines that the Sales Report has not been true or accurate, then Sato shall refund Novan for the costs of the Accountant if Sato has underpaid such royalties by more than [***], and the royalties shall be re-calculated on the basis of the Accountant’s findings.  Such Accountant’s findings shall be binding for both Parties absent manifest error.

15.9Late Payments.  If Novan does not receive payment of any sum due to it under Section 14.1 or Section 15.1 on or before the due date, simple interest shall thereafter accrue on the sum due to Novan from the due date until the date of payment at the USD LIBOR plus [***] or the maximum rate allowable by applicable Law, whichever is less.

16.Indemnification

16.1By Novan.  Novan shall defend, indemnify and hold harmless Sato and its Affiliates and their respective directors, officers, agents, successors, assignees and employees (the “Sato Indemnitees”) from and against any and all claims, liabilities, losses, costs, actions, suits, damages and expenses, including reasonable attorneys’ fees (collectively “Damages”) to the extent arising from any claim, action or proceeding made or brought against Sato Indemnitees by a Third Party in connection with (i) the gross negligence, recklessness, or intentional wrongful acts or omissions of Novan, its Affiliates, and/or Novan Licensees and its or their respective employees, officers, independent contractors, consultants, or agents, in connection with the performance by or on behalf of Novan of Novan’s obligations or exercise of its rights under this Agreement; (ii) any breach by Novan, or its Affiliates, Novan Licensees or independent contractors of any representation, warranty, covenant, or obligation of Novan set forth in this Agreement, and (iii) the development, manufacture, use, handling, storage, commercialization, transfer, importation, exportation or labeling, of the Licensed Product by or for Novan, its Affiliates or Novan Licensees either prior to the Effective Date anywhere in the world, or on or after the Effective Date outside the Licensed Territory or outside the Licensed Field in the Licensed Territory; except in any such case to the extent such Damages are reasonably attributable to any negligence, willful misconduct, or breach of this Agreement by Sato or a Sato Indemnitee.

16.2By Sato.  Sato shall defend, indemnify and hold harmless Novan and its Affiliates, directors, officers, agents, successors, assignees and employees (the “Novan Indemnitees”) from and against any and all Damages to the extent arising from any claim, action or proceeding made or brought against Novan Indemnitees by a Third Party in connection with (i) the gross negligence, recklessness, or intentional wrongful acts or omissions of Sato, its Affiliates, and its or their respective employees, officers, independent contractors, consultants, or agents, in connection with the performance by or on behalf of Sato of Sato’s obligations or exercise of its rights under this Agreement; (ii) any breach by Sato, or its Affiliates or independent contractors of any representation, warranty, covenant, or obligation of Sato set forth in this Agreement; and (iii) the development, manufacture (other than by Novan or its contract manufacturers), use, handling, storage, commercialization, transfer, importation, exportation or labeling of the Licensed Product by or for Sato or any of its Affiliates, agents, and independent contractors; except in any such case to the extent such Damages are reasonably attributable to any negligence, willful misconduct, or breach of this Agreement by Novan or an Novan Indemnitee.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

16.3Indemnification Procedure.

(i)Each Party shall notify the other in the event it becomes aware of a claim for which indemnification may be sought pursuant to this Article 16.  In case any proceeding (including any governmental investigation) shall be instituted involving any Party in respect of which indemnity may be sought pursuant to this Article 16, such Party (the “Indemnified Party”) shall promptly notify the other Party (the “Indemnifying Party”) in writing (an “Indemnification Claim Notice”).  The Indemnifying Party and Indemnified Party shall promptly meet to discuss how to respond to any claims that are the subject matter of such proceeding.  At its option, the Indemnifying Party may assume the defense of any Third Party claim subject to indemnification as provided for in this Section 16.3 by giving written notice to the Indemnified Party within [***] (or until such time provided in any applicable extension to appropriately answer any complaint, if any, but no longer than [***] (the “Election Time Period”); with the Indemnified Party being obligated to make all reasonable efforts to obtain any such extension) after the Indemnifying Party’s receipt of an Indemnification Claim Notice, solely for claims, (i) that solely seek monetary damages and (ii) as to which the Indemnifying Party expressly agrees in writing that, as between the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be solely obligated to satisfy and discharge the claim in full (the matters described in (i) and (ii), the “Litigation Conditions”).  The Indemnified Party may assume responsibility for such defense if the Litigation Conditions are not satisfied, by written notice to the Indemnifying Party within the Election Time Period.  If the Indemnified Party fails to promptly provide an Indemnification Claim Notice, and such failure materially prejudices the defense of such claim, then the Indemnifying Party shall be relieved of its responsibility to indemnify the Indemnified Party.

(ii)Upon assuming the defense of a Third Party claim in accordance with this Section 16.3, the Indemnifying Party shall be entitled to appoint lead and any local counsel in the defense of the Third Party claim.  Should the Indemnifying Party assume and continue the defense of a Third Party claim, except as otherwise set forth in this Section 16.3, the Indemnifying Party will not be liable to the Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party after the date of assumption of defense in connection with the analysis, defense, countersuit or settlement of the Third Party claim.  Without limiting this Section 16.3, any Indemnified Party will be entitled to participate in, but not control, the defense of a Third Party claim for which it has sought indemnification hereunder and to engage counsel of its choice for such purpose; provided, however, that such engagement will be at the Indemnified Party’s own expense unless (a) the engagement thereof has been specifically requested by the Indemnifying Party in writing, or (b) the Indemnifying Party has failed to assume and actively further the defense and engage counsel in accordance with this Section 16.3 (in which case the Indemnified Party will control the defense), or (c) the Indemnifying Party no longer satisfies the Litigation Conditions.

(iii)Subject to the Litigation Conditions being satisfied, the Indemnifying Party will have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Damages, on such terms as the Indemnifying Party, in its reasonable discretion, will deem appropriate (provided, however that such terms shall include a complete and unconditional release of the Indemnified Party from all liability with

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

respect thereto), and will transfer to the Indemnified Party all amounts which such Indemnified Party will be liable to pay pursuant to such settlement or disposal of such claim prior to the time such payments become due by the Indemnified Party.  With respect to all other Damages in connection with Third Party claims, where the Indemnifying Party has assumed the defense of the Third Party claim in accordance with this Section 16.3, the Indemnifying Party will have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Damages, provided it obtains the prior written consent of the Indemnified Party, not to be unreasonably withheld, delayed or conditioned.

(iv)The Indemnifying Party that has assumed the defense of the Third Party claim in accordance with this Section 16.3 will not be liable for any settlement or other disposition of any Damages by an Indemnified Party that is reached without the written consent of such Indemnifying Party.  The Indemnified Party will not admit any liability with respect to, or settle, compromise or discharge, any Third Party claim without first offering to the Indemnifying Party the opportunity to assume the defense of the Third Party claim in accordance with this Section 16.3.  If the Indemnifying Party chooses to defend or prosecute any Third Party claim, the Indemnified Party will cooperate in the defense or prosecution thereof and will furnish such records, information and testimony, provide such witnesses including to the extent possible, former employees and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection with such Third Party claim.  Such cooperation will include access during normal business hours afforded to the Indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party claim, and making employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  The Indemnifying Party will reimburse the Indemnified Party for all its reasonable out-of-pocket expenses incurred in connection with such cooperation.

16.4Insurance.  During the Term of this Agreement and for [***] thereafter, Novan shall keep and maintain the following insurance with a reputable carrier [***] reasonably acceptable to Sato: comprehensive public liability, including products liability coverage and clinical trial coverage, with limits of (a) before receipt of Marketing Approval for any Licensed Product, not less than [***] USD per event and (b) after receipt of Marketing Approval for any Licensed Product, not less than [***] USD per event or any such greater mutually agreed amount and type of insurance determined by the board of directors of the each Party, naming Sato as an additional insured from the Effective Date forward with respect to Novan’s performance hereof. Sato shall keep and maintain the following insurance with a reputable carrier [***] reasonably acceptable to Novan, naming Novan as an additional insured with respect to Sato’s performance hereof: (i) from no later than the start of a clinical study of the Licensed Product in the Licensed Territory until [***] after the expiration or termination of this Agreement, comprehensive public liability including clinical trial coverage, with limits of not less than [***] USD per event, and (ii) from no later than the first commercial sale of the Licensed Product in the Licensed Territory until [***] after the expiration or termination of this Agreement, comprehensive public liability including products liability coverage, with limits of not less than [***] USD per event. The type and amount of insurance maintained by the Parties pursuant to this Section 16.4 may be modified upon mutual written agreement of the Parties. Both Parties agree to provide the other Party certificate evidencing such coverage within [***] after the date on which such Party purchases

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

the relevant insurance pursuant to the terms and conditions of this Section 16.4 and at least annually thereafter.  If such insurance is canceled or materially altered, the each Party shall provide prompt written notice to the other Party.

16.5Except as expressly provided in this Article 16, neither Party shall have any liability to indemnify the other Party against any Third Party claims.

17.Limitation of Liability; Exclusion of Damages; Disclaimer

17.1EXCEPT IN THE CASE OF A BREACH OF ARTICLES 11 OR 12, AND WITHOUT LIMITING THE PARTIES’ OBLIGATIONS UNDER ARTICLE 16 OR LIABILITY OF A PARTY FOR INFRINGEMENT OR MISAPPROPRIATION OF THE INTELLECTUAL PROPERTY RIGHTS OF THE OTHER PARTY OR FOR FRAUD OR WILLFUL MISCONDUCT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION DAMAGES RESULTING FROM LOSS OF USE, LOSS OF PROFITS, INTERRUPTION OR LOSS OF BUSINESS, OR OTHER ECONOMIC LOSS) ARISING OUT OF THIS AGREEMENT OR WITH RESPECT TO A PARTY’S PERFORMANCE OR NON-PERFORMANCE HEREUNDER.

17.2EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY PROVIDES ANY WARRANTIES, WHETHER WRITTEN OR ORAL, EXPRESS OR IMPLIED, REGARDING THE LICENSED PRODUCT AND EACH PARTY HEREBY DISCLAIMS ALL OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, EXPRESS AND IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND FREEDOM FROM INFRINGEMENT OF THIRD PARTY RIGHTS.

18.Term

18.1Term.  The term of this Agreement shall commence as of the Effective Date and, unless sooner terminated as specifically provided in this Agreement, shall continue in effect until the tenth (10th) anniversary of the First Commercial Sale of the Licensed Product in the Licensed Field in the Licensed Territory (the “Term”), unless terminated earlier pursuant to Section 19.  This Agreement may be renewed by mutual written agreement of the Parties for additional two (2) year periods following expiration of the Term.

18.2Effect of Expiration.  Upon expiration of this Agreement in accordance with Section 18.1:

(i)the Licensed Rights shall continue in full force and effect and be considered to be fully paid-up;

(ii)subject to Section 18.2(i) hereof, Sato’s confidentiality obligation under Section 11 shall continue to be in full force and effect for a period of [***] following expiration of this Agreement;

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(iii)Novan shall have the right to freely use and license all Novan Scientific Information and all Sato Scientific Information disclosed by Sato to Novan hereunder;

(iv)The licenses granted by Sato to Novan pursuant to Section 2.3 and other provisions of this Agreement shall continue in effect in addition to those sections that also survive pursuant to Section 18.3 and shall be expanded to include the Licensed Field in the Licensed Territory;

(v)Sato shall transfer and assign to Novan all of Sato’s right, title and interest in and to all Drug Approval Applications, Marketing Approvals, and regulatory dossiers with respect to any and all Licensed Products in the Licensed Field in the Licensed Territory; and

(vi)subject to Sections 18.2(iii) and 18.2(iv) hereof, Novan’s confidentiality obligation under Section 12 shall continue to be in full force and effect for a period of [***] following expiration of this Agreement.

18.3Survival.  For the avoidance of doubt, it is understood that provisions under Sections 6.7 (Ownership of Novan Scientific Information), 6.8 (Ownership of Sato Scientific Information), 7.1 (Improvements), 7.2 (Ownership of Inventions), 8.1 (Trademarks), 9 (Serious Adverse Event Reporting), 11 (Confidentiality Obligations of Sato), 12 (Confidentiality Obligations of Novan), 15.5 (Maintenance of Records), 15.6 (Taxes), 15.8 (Audits), 16 (Indemnification), 17 (Limitation of Liability; Exclusion of Damages; Disclaimer), 18.2 (Effect of Expiration) 18.3 (Survival), 20 (Obligations Upon Early Termination), 22 (General Provisions), 23 (Governing Law) and 24 (Dispute Resolution; Jurisdiction) shall survive the expiration of this Agreement.

18.4Other Remedies.  Termination or expiration of this Agreement for any reason shall not release any Party from any liability or obligation that has accrued prior to such expiration or termination, nor affect the survival of any provision hereof to the extent it is expressly stated to survive termination.  Termination or expiration of this Agreement for any reason shall not constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any rights, remedies, or claims, whether for damages or otherwise, that a Party may have hereunder or that may arise out of or in connection with such termination or expiration.

19.Early Termination

19.1At Sato’s Convenience.  Sato may terminate this Agreement at-will on one hundred twenty (120) calendar days’ written notice to Novan.

19.2Material Breach.  Without prejudice and in addition to any other contractual remedy the non-defaulting Party may have under this Agreement, either Party may terminate this Agreement in writing, if the other Party commits a material breach of any provision of this Agreement and such breach is not cured within sixty (60) calendar days after written notice of the breach is received by the other Party.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

19.3Force Majeure.  The Agreement may be terminated by either Party in the event of a Force Majeure (as hereinafter defined) pursuant to Section 21.2.

19.4Insolvency.  Either Party may terminate this Agreement upon written notice if the other Party is dissolved or liquidated, files or has filed against it a petition under any bankruptcy or insolvency law that is not dismissed within sixty (60) calendar days, makes an assignment for the benefit of its creditors or has a receiver or trustee appointed for all or substantially all of its property.

19.5Patent Challenge.  In the event that Sato or any of its Affiliates commences or otherwise, directly or indirectly, pursues (or, other than as required by Law or legal process, voluntarily assists any Third Party to pursue in any material respect where Sato has knowledge that its assistance will be used by the Third Party to pursue) any proceeding seeking to have any of the Novan Patents revoked or declared invalid, unpatentable, or unenforceable, Novan may declare a material breach hereunder, terminate this Agreement on written notice to Sato and shall then have the right to exercise the remedies available under Section 20.1 with immediate effect.

20.Obligations upon Early Termination

20.1Early Termination by Novan; Termination for Convenience by Sato.  In the event of termination of this Agreement by Novan in accordance with Sections 19.2, 19.3, 19.4 or 19.5 or by Sato under Section 19.1:

(i)all Licensed Rights shall revert to Novan without any compensation to be paid by Novan;

(ii)Sato shall return to Novan any and all Novan Scientific Information;

(iii)Sato shall transfer to Novan or its nominee any and all Marketing Approvals and all other filings and submissions with and to Regulatory Authorities with respect to the Licensed Product.  To this end Sato shall make Commercially Reasonable Efforts to file for transfer with the relevant Regulatory Authorities and to give all other notifications and approvals necessary under law for the transfer of Marketing Approvals and such other filings and submissions;

(iv)Sato shall grant to Novan a worldwide, fully-paid, royalty-free license, with the right to sublicense, to use the Sato Trademarks (including, without limitation, the goodwill symbolized by such Sato Trademarks) used to brand the Licensed Product, and a license to reproduce, distribute, perform, display and prepare derivative works of Sato’s copyrights used to brand or promote the Licensed Product, in each case solely to the extent necessary or useful for commercializing the Licensed Product;

(v)The licenses granted by Sato to Novan pursuant to Section 2.3 and other provisions of this Agreement shall continue in effect in addition to those sections that also

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

survive pursuant to Section 18.3 and shall be expanded to include the Licensed Field in the Licensed Territory;

(vi)Sato shall furnish Novan with reasonable cooperation, at Sato’s expense, to assure a smooth transition of any clinical or other studies in progress related to the Licensed Products which Novan determines to continue in compliance with applicable Laws and ethical guidelines applicable to the transfer or termination of any such studies.  In the event that Novan informs Sato that it does not intend to continue specific development activities then in progress, costs incurred in closing out such activities shall be borne by Sato; and

(vii)Sato shall not withdraw or cancel any Marketing Approval or Drug Approval Application, unless expressly instructed so by Novan in writing.

20.2Early Termination by Sato.  In the event of termination of this Agreement by Sato in accordance with Sections 19.2, 19.3 or 19.4:

(i)If such termination is pursuant to Section 19.2 or 19.4 for Novan’s material breach or Novan’s insolvency that in either case does not result in Novan’s material failure to supply Compound or Licensed Product pursuant to then-existing obligations under the Commercial Supply Agreement or any Product Supply Agreement, Sato may elect by written notice to Novan provided concurrently with the relevant termination notice to have the Licensed Rights survive for the remainder of the Term (such Term determined as if the early termination had not occurred) subject to payment by Sato to Novan of (a) [***] and (b) all [***]; provided that [***];

(ii)If such termination is pursuant to Section 19.2 or 19.4 for Novan’s material breach or Novan’s insolvency that in either case results in Novan’s material failure to supply Compound or Licensed Product pursuant to then-existing obligations under the Commercial Supply Agreement or any Product Supply Agreement, or if Sato does not elect for the Licensed Rights to survive as provided in Section 20.2(i) concurrently with the relevant termination notice, the Licensed Rights shall terminate upon the effective date of termination, and Sato may pursue all rights and remedies it may have at law or in equity with respect to the early termination of this Agreement; and

(iii)Novan’s obligations and Sato’s rights under Articles 5, 6, 7, and 8 shall continue in addition to those sections that also survive pursuant to Section 18.3, including without limitation Sato’s obligation to indemnify Novan pursuant to Section 16.2.

20.3Bankruptcy Laws.  All rights and licenses granted under or pursuant to this Agreement by Novan or Sato are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code and of any similar provisions of applicable Laws under any other jurisdiction (collectively, the “Bankruptcy Laws”), licenses of right to “intellectual property” as defined under the Bankruptcy Laws.  Each Party agrees that the other Party, as a licensee of rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Laws.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

21.Force Majeure

21.1Force Majeure.  No failure or delay by either Party in the performance of any obligation hereunder shall be deemed a breach of this Agreement nor create any liability for any damages, increased cost or losses which the other Party may sustain by reason of such failure or delay of performance, if the same shall arise from any cause or causes beyond the control of that Party, such as earthquake, storm, flood, fire, other acts of nature, epidemic, war, riot, hostility, public disturbance, cessation of transport, act of public enemies, prohibition or act by a government or public agency, strike or other labor dispute or work stoppage (collectively “Force Majeure”); provided, however, that the Party so prevented shall continue to take all commercially reasonable actions within its power to comply with its obligations hereunder as fully as possible and to mitigate possible damages.

The Party so prevented shall without undue delay notify the other Party in writing thereof.

21.2Continued Force Majeure.  Should the event of Force Majeure continue for more than [***], the Parties shall promptly discuss their further performance under this Agreement and whether to modify or terminate this Agreement in view of the effect of the event of Force Majeure.  If no agreement can be reached within [***] after expiration of such [***], either Party may terminate this Agreement effective immediately upon written notice to the other Party.

22.General Provisions

22.1Assignment.  This Agreement is binding upon and will inure to the benefit of the Parties and their respective permitted assignees or successors in interest, including without limitation those that may succeed by assignment, transfer or otherwise to the ownership of either of the Parties or of the assets necessary to the conduct of the business to which this Agreement relates.  This Agreement may not be assigned or otherwise transferred by either Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, that either Party may, without such consent, assign this Agreement together with all of its rights and obligations hereunder to its Affiliates, or to a successor in interest in connection with the transfer or sale of all or substantially all of its business to which this Agreement relates, or in the event of its merger or consolidation or similar transaction, subject to the assignee agreeing to be bound by the terms of this Agreement.  Any purported assignment in violation of the preceding sentences shall be void.  Any permitted successor shall assume and be bound by all obligations of its assignor or predecessor under this Agreement.

22.2Headings.  Headings are inserted for convenience and shall not affect the meaning or interpretation of this Agreement.

22.3Waiver.  No waiver of any default hereunder by either Party or any failure to enforce any rights hereunder shall be deemed to constitute a waiver of any subsequent default with respect to the same or any other provision hereof.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

22.4Notices.  Any and all notices given by one Party to the other Party under this Agreement must be in writing and shall be deemed effectively given (i) upon personal delivery to the Party to be notified, (ii) when sent by confirmed email or facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day, (iii) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, or (iv) on the second Business Day after the date deposited if mailed by certified mail, return receipt requested, postage prepaid.  All notices shall be sent to the other Party’s address as set out at the beginning of this Agreement or to the latest address of such Party as shall have been communicated to the other Party.

Notices sent to Novan shall be directed to:	Novan, Inc. 4105 Hopson Road Morrisville, North Carolina 27560 USA Attn: [***]
Notices sent to Sato shall be directed to:	Sato Pharmaceutical Co. Ltd. AHC Building 1-5-27 Moto-Akasaka, Minato-ku, Tokyo 107-0051 Japan Attn: [***]

22.5Severability.  Should any part of this Agreement be held unenforceable or in conflict with the applicable Laws of any jurisdiction, the invalid or unenforceable part or provision shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the Parties hereto.

22.6Entire Agreement.  This Agreement, together with all Annexes attached hereto, constitute the whole agreement between the Parties and shall cancel and supersede any and all prior and contemporaneous negotiations, correspondence, understandings and agreements, whether oral or written, between the Parties respecting the subject matter hereof, including without limitation the Confidentiality Agreement, provided, however, that all Confidential Information (as defined therein) exchanged between the Parties under the Confidentiality Agreement shall be deemed Confidential Information under this Agreement and shall be governed by the terms of this Agreement.

22.7Amendment.  Any amendment or modification to this Agreement shall only be made in writing and shall only be valid when signed by the due representatives of the Parties.

22.8Counterparts.  This Agreement may be executed in more than one (1) counterpart, each of which shall be deemed an original, but all of such counterparts taken together shall constitute one (1) and the same agreement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

22.9Agency.  Neither Party is, nor shall be deemed to be, an employee, agent, co-venturer, or legal representative of the other Party for any purpose.  Neither Party shall be entitled to enter into any contracts in the name of, or on behalf of the other Party, nor shall either Party be entitled to pledge the credit of the other Party in any way or hold itself out as having the authority to do so.

22.10Further Actions.  Each Party agrees to execute, acknowledge, and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

22.11Compliance with Laws.  Each Party will comply with all Laws in performing its obligations and exercising its rights hereunder, including without limitation all Laws relating to the export, re-export or other transfer of any Information transferred pursuant to this Agreement or the Licensed Product.

22.12Performance by Affiliates.  Sato may perform some or all of its obligations under this Agreement through Affiliates, provided, however, that Sato shall remain responsible for the performance by its Affiliates and shall use Commercially Reasonable Efforts to cause its Affiliates to comply with the provisions of this Agreement in connection with such performance.

23.Governing Law

23.1Governing Law.  The construction, validity and performance of this Agreement shall be governed in all respects by the laws of the state of Delaware, excluding its provisions regarding conflicts of law, except that Article 24 and any arbitration thereunder shall be governed by the Federal Arbitration Act, Chapters 1 and 2. The United Nations Convention on the International Sale of Goods shall not apply.  This Agreement shall be written and executed in, and all other communications under or in connection with this Agreement shall be in, the English language.  Any translation into any other language shall not be an official version thereof, and in the event of any conflict in interpretation between the English version and such translation, the English version shall control.

24.Dispute Resolution; Jurisdiction

24.1Resolution by CEOs.  In the event of any dispute, claim, question, or disagreement arising from or relating to this Agreement or the breach thereof (“Dispute”), the Chief Executive Officers of each Party (“CEOs”) shall attempt to reach a solution satisfactory to both Parties.  If the CEOs do not reach such solution within a period of [***] or such longer period as the Parties may mutually agree upon, then, upon notice by either Party to the other, all Disputes shall be finally settled by arbitration administered by the International Centre for Dispute Resolution (“ICDR”) in accordance with the International Arbitration Rules (“Rules”).

24.2Arbitration.  The arbitration shall be held in London, United Kingdom.  The language of the arbitration shall be English.  The arbitration shall be conducted by three (3) arbitrators; provided, however, that the arbitration may be conducted by only one arbitrator if the

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Parties so agree in advance of the arbitration and are able to agree upon a single, mutually acceptable individual who is knowledgeable in the subject matter at issue in the dispute.  If the arbitration is to be conducted by three (3) arbitrators, within [***] after the commencement of arbitration, each Party shall appoint one (1) arbitrator, and within [***] of their appointment, the two appointed arbitrators shall select a third arbitrator who shall act as the chair of the tribunal.   If any of the arbitrators are not appointed within the deadline, the ICDR shall appoint the arbitrator.

24.3Award.  The award shall be made within [***] of the filing of the notice of arbitration, and the arbitrator(s) shall agree to comply with this schedule before accepting appointment. However, this time limit may be extended by agreement of the Parties or by the arbitrator(s) if necessary.  Judgment on the award rendered by the arbitrator(s) may be enforced in any court having competent jurisdiction thereof.

24.4Attorneys’ Fees and Costs.  The arbitrator(s) shall award to the prevailing Party, if any, as determined by the arbitrators, all of its attorneys’ fees and costs.

24.5Confidentiality.  The Parties undertake to keep confidential all awards in their arbitration, together with all materials in the proceedings created for the purpose of the arbitration and all other documents produced by another Party in the proceedings not otherwise in the public domain, save and to the extent that disclosure may be required of a Party by legal duty, to protect or pursue a legal right or to enforce or challenge an award in legal proceedings before a court or other judicial authority.

24.6Disputes Relating to Patent Rights.  Notwithstanding the provisions of this Section 24, disputes relating to the inventorship, enforceability, validity or scope of patent rights shall be submitted for resolution to a court of competent jurisdiction.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in duplicate by their respective duly authorized officers or representatives.

Novan, Inc.	Sato Pharmaceutical Co., Ltd.
/s/ Nathan Stasko	/s/ Seiichi Sato
By: Nathan Stasko, President and CEO Date: January 12, 2017	By: Seiichi Sato, President and CEO Date: January 12, 2017

Overview of Annexes (to be attached):

Annex 1:  Novan Scientific Information

Annex 2:  Patent List

Annex 3:  Specifications

Annex 4:  Novan Trademarks

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Annex 1:  Novan Scientific Information (CTD)

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Annex 2:  Patent List

Application No.	Title	Filing Date; Licensed Territory Numbers	Countries where Application was Filed & Status
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

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Annex 3:  Specifications

[***]

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Annex 4:  Novan Trademarks

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